     As filed with the Securities and Exchange Commission on June 9, 2000
                                                  Registration No. 333-_______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                 (Name of Small Business Issuer in Its Charter)

Delaware                                                6211                      22-3537523
(State or Other Jurisdiction of            (Primary Standard Industrial           (IRS Employer
Incorporation or Organization)              Classification Code Number)           Identification Number)

                            3010 North Military Trail
                            Boca Raton, Florida 33431
                                 (561) 981-1000
          (Address and Telephone Number of Principal Executive Offices)
              3010 North Military Trail, Boca Raton, Florida 33431
          (Address of Principal Place of Business or Intended Principal
                               Place of Business)
                               -------------------

                                 Michael Golden
                             Chief Executive Officer
                      Colonial Direct Financial Group, Inc.
                            3010 North Military Trail
                            Boca Raton, Florida 33431
                                 (561) 981-1000
            (Name, Address and Telephone Number of Agent for Service)
                               -------------------

                          Copies of Communications To:

Neil S. Baritz, Esq.                           Michael Grundei, Esq.
Dreier & Baritz LLP                            Wiggin & Dana
150 East Palmetto Park Road, Suite 401         3 Stamford Plaza
Boca Raton, Florida 33432                      Stamford, Connecticut 06901
Telephone No.: (561) 750-0910                  Telephone No.: (203) 363-7600
Facsimile No.: (561) 750-5045                  Facsimile No.: (203) 363-7676

                               -------------------

         Approximate Date of Commencement of Proposed Sale to the public: As soon as practicable after this Registration Statement becomes effective.
                               -------------------

         If this Form Is Filed to Register Additional Securities for an Offering Pursuant to Rule 462(b) under the Securities Act, Check the Following Box and List the Securities Act Registration Statement Number of the Earlier Effective Registration Statement for the Same Offering. [ ]

         If this Form Is a Post-effective Amendment Filed Pursuant to Rule 462(c) under the Securities Act, Check the Following Box and List the Securities Act Registration Statement Number of the Earlier Effective Registration Statement for the Same Offering. [ ]

         If this Form Is a Post-effective Amendment Filed Pursuant to Rule 462(d) under the Securities Act, Check the Following Box and List the Securities Act Registration Statement Number of the Earlier Effective Registration Statement for the Same Offering. [ ]

         If Delivery of the Prospectus Is Expected to Be Made Pursuant to Rule 434, please Check the Following Box. [X]
                               -------------------

         The Registrant Hereby Amends This Registration Statement on Such Date or Dates as May Be Necessary to Delay Its Effective Date Until The Registrant Shall File a Further Amendment Which Specifically States That This Registration Statement Shall Thereafter Become Effective in Accordance With Section 8(a) of The Securities Act of 1933 or Until This Registration Statement Shall Become Effective on Such Date as The Commission, Acting Pursuant to Said Section 8(a), May Determine.


============================================================================================================================
                                                     Calculation of Registration Fee

                                                              Proposed                Proposed
                                                              Maximum Offering        Maximum                   Amount of
Title of Each Class of              Amount to                 Price Per               Aggregate Offering        Registration
Securities to be Registered         be Registered             Security (1)            Price (1)                 Fee
----------------------------        --------------            -------------           ------------------        ------------
Common Stock, par value
$.01 per share ...........          2,300,000(2)              $ 8.50                  $19,550,000               $ 5,161.20
Warrants, each to purchase
one share of Common Stock ......    2,300,000(2)              $0.125                  $   287,500               $    75.90
Common Stock, par value
$.01 per share, issuable
upon exercise of the Warrants (3)   2,300,000                 $10.20                  $23,460,000               $ 6,193.44
Underwriter's Warrants,
each to purchase one share
of Common Stock (4) ............      200,000                  $0.01                  $     2,000               (5)
Common Stock, par value
$.01 per share, issuable
upon exercise of the
Underwriter's Warrants (3)(4)...      200,000                 $10.20                  $ 2,040,000               $   538.56
Underwriter's Warrants,
each to purchase one warrant (3)      200,000                  $0.01                  $     2,000               (5)
Warrants issuable upon exercise
of the Underwriter's Warrants         200,000                 $0.125                  $    25,000               $     6.60
Common Stock, par value
$.01 per share, issuable
upon exercise of the warrants
underlying the Underwriter's
Warrants (3) ..........               200,000                $ 10.20                  $ 2,040,000               $   538.56
------------------------             --------               --------                  -----------               ----------
Total Registration Fee                                                                                          $12,514.26
============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Assumes the Underwriter's over-allotment option to purchase up to 300,000 additional shares of Common Stock and/or 300,000 Warrants is exercised in full.
(3) Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the Warrants, the Underwriter's Warrants and the warrants underlying the Underwriter's Warrants.
(4) Represents warrants to be issued by the Company to the Underwriter at the time of delivery and acceptance of the securities to be sold by the Company to the public hereunder.
(5) None, pursuant to Rule 457(g).

                   SUBJECT TO COMPLETION, DATED JUNE 9, 2000
                       INITIAL PUBLIC OFFERING PROSPECTUS

                  (COLONIAL DIRECT FINANCIAL GROUP, INC. LOGO)
      2,000,000 SHARES OF COMMON STOCK AND REDEEMABLE COMMON STOCK WARRANTS
   TO PURCHASE 2,000,000 SHARES OF COMMON STOCK, WITH A PRICE RANGE OF BETWEEN
        $6.50 AND $8.50 PER SHARE OF COMMON STOCK AND $0.125 PER WARRANT

COLONIAL DIRECT FINANCIAL GROUP, INC.     We provide brokerage and related financial
3010 North Military Trail                 services to investors and small to mid-sized
Boca Raton, Florida 33431                 financial institutions through a variety of
(561) 981-1000                            communication mediums.

                           PER SHARE OF
                           COMMON STOCK                       PER WARRANT               TOTAL
                           ------------                       -----------               -----
THE OFFERING
Public offering price......
Underwriting discounts
  and commissions........
Proceeds to us.......

This is our initial public offering. Prior to this offering there was no public market for our shares or warrants.

          Proposed Nasdaq SmallCap Market Symbols -- "COLD" and "COLDW"

         This Offering involves a high degree of risk. See Risk Factors beginning on Page 4 of this Prospectus.

         These shares of common stock and warrants have not been approved by the Securities and Exchange Commission or any state securities commission. These organizations have not determined whether this Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

         We have entered into a firm commitment underwriting agreement with Werbel-Roth Securities, Inc. for the sale of the common stock and warrants in this offering. We have granted to the underwriter a 45-day option to purchase up to an additional 300,000 shares of common stock and 300,000 warrants to cover over-allotments. The underwriters expect to deliver the common stock and warrants to purchasers on __________, 2000.

                          WERBEL-ROTH SECURITIES, INC.

             The date of this prospectus is             , 2000

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Table of Contents
                                                                          PAGE
SUMMARY.....................................................................1
RISK FACTORS................................................................4
FORWARD-LOOKING STATEMENTS..................................................7
COLONIAL DIRECT FINANCIAL GROUP, INC........................................7
DETERMINATION OF OFFERING PRICE.............................................7
USE OF PROCEEDS.............................................................8
DIVIDEND POLICY.............................................................9
DILUTION....................................................................9
CAPITALIZATION.............................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................11
BUSINESS...................................................................15
MANAGEMENT.................................................................28
PRINCIPAL SHAREHOLDERS.....................................................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................34
DESCRIPTION OF CAPITAL STOCK...............................................36
SHARES ELIGIBLE FOR FUTURE SALE............................................39
UNDERWRITING...............................................................40
LEGAL MATTERS..............................................................43
EXPERTS....................................................................43
CHANGES IN ACCOUNTANTS.....................................................43
WHERE YOU CAN FIND MORE INFORMATION........................................45
FINANCIAL STATEMENTS......................................................F-1

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants.

                                     Summary

         Because this is a summary, it does not contain all of the information that may be important to you. You should read the more detailed information contained elsewhere in this prospectus. Except as otherwise indicated, all information in this prospectus (1) assumes no exercise of the underwriters' over allotment option; and (2) gives effect to a recapitalization of our capital stock effected in June 2000.

                                    About Us

         Colonial Direct Financial Group, Inc. (the "Company") is a holding company comprised of a group of diversified financial services companies, all focused on delivering value to the consumer through traditional methods of offering financial services and the Internet. First Colonial Securities Group, Inc. ("First Colonial"), our principal operating subsidiary, is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. ("NASD"). First Colonial is a full service securities firm that has served the investment community since 1990. First Colonial is engaged in securities brokerage, investment banking, securities trading and other related financial services activities. Our clientele is primarily composed of high net worth individuals throughout the country. First Colonial also maintains a sales department of seasoned financial consultants, a research department and an equity syndicate department. First Colonial currently conducts its securities business out of 15 offices, four of which are corporate owned and from which the vast majority of our securities business is generated. The remaining offices are operated under operating agreements with independent contractors.

         During the fourth quarter of 1999, we completed the acquisitions of an employee benefits company and an electronic tax return preparation company. In the first quarter of 2000, we also organized a business services consulting subsidiary, which acquired the assets, liabilities and service revenue of a certified public accounting ("CPA") firm. In the second quarter of 2000, we completed the acquisition of an insurance agency. We plan to grow these subsidiaries and acquire similarly situated small businesses seeking growth opportunities and exit strategies. We intend to add value to these businesses by cross selling a wide array of financial service products, upgrading their technology and creating an economy of scale, thereby reducing costs. We have built, and plan to further enhance shareholder value, by continuing to construct an extensive data base of customers with significant assets under our management.

         We intend to continue to offer traditional full service financial products and services to our clients, while capitalizing on the rapid growth and increasing demand for Internet-based business products. Through our acquisition strategy and augmented by our sophisticated on-line services, we have become a diversified on-line financial services company, providing "one-stop-shopping" for a broad range of financial products and services.

         Our strategy is directed at the emerging full service and mid-tier brokerage client that is increasingly demanding online trading and one-stop financial services. Research from leading industry analysts indicates that significant growth is projected within these sectors, while deep discount brokerage online trading is projected to grow at a much slower rate. We believe that our strategy allows us to leverage our existing network of brokers, agents and advisors, enabling them to serve more clients through the use of technology. For example, brokers will be able to send an e-mail "e-lert" to an unlimited number of clients simultaneously, while traditional telephone methods restrict the number of clients that can be quickly contacted. Enhancing broker/client communications and providing online access to enriched investment information will further strengthen the relationship with our existing client base, as well as potentially attracting new clients.

         Our unique e-commerce technology platform supports online client service across our financial products and service lines. This proprietary e-commerce Internet platform provides our full-service brokers and financial advisors with the capability of efficiently providing the highest levels of service to our clients. Through tiered levels of service, these same e-business systems will avail our clients with online account opening, account information, current financial news and analysis, as well as transaction capability. Importantly, effective e-business tools can also be applied to support, manage, and control financial advisors and brokers, who can market our financial products and services nationwide.

         Our website, www.colonialdirect.com, currently offers online services for a suite of investing tools. Current website development is on schedule to provide insurance, retirement services and tax return preparation capabilities by the third quarter of 2000. We elected to develop the most technically challenging element of the website, online investing, first, soon followed by the other areas of functionality.

         All of our financial service businesses will be linked together through our proprietary data warehouse, increasing the utility of our information and promoting the integration of our service lines. Utilizing state-of-the-art analytical tools, we will be capable of effectively focusing our marketing efforts, as well as facilitating strategic alliances through the use of the Internet. Access to new clients through these methods will provide us with the ability to acquire client assets at a lower cost than through traditional advertising channels.

         Our Internet-based customer care systems are fully integrated with back-office support systems enabling us to add large numbers of financial service professionals quickly, without having to correspondingly increase our back-office support staff. In the highly regulated financial services industry, the ability to efficiently assure compliance, while providing outstanding client service, is critical to achieving and sustaining our growth and profitability.


                               About the Offering

Securities Offered........................  2,000,000 Shares of Common Stock and 2,000,000 redeemable common stock warrants
Common Stock to be
   Outstanding after the Offering.........  6,000,000 shares
Use of Net Proceeds.......................  Increasing marketing and promotional efforts (approximately
                                            $4.0 million); Acquiring financial services companies pursuant to our acquisition strategy (approximately $4.0 million);
                                            Developing and integrating e-business technology
                                            (approximately $2.0 million); Increasing the capital of First
                                            Colonial and expansion of its branch office system
                                            (approximately $2.0 million); Working capital and general
                                            corporate purposes (approximately $1.2 million).   See "Use of
                                            Proceeds."
Proposed Nasdaq Symbols...................  COLD, COLDW


         Prior to this offering there has been no public market for our common stock or warrants. We cannot assure you that a trading market will develop or how liquid that market might be. You may not be able to resell your common stock or warrants at or above the initial public offering price.

                          Summary Financial Information

         The following is a summary of our Financial Statements for the years ended December 31, 1998 and 1999, and for the three months ended March 31, 1999 and 2000, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements including the notes thereto included in this prospectus.

                                                    Year Ended                     Three Months Ended
                                                    December 31,                        March 31,
                                              ------------------------            --------------------
                                             1999                  1998           2000             1999
                                             ----                  ----           ----             ----
                                                                                        (unaudited)
Statement of Operations Data:
Commissions                              $ 10,757,530         $ 14,638,530   $ 5,116,746       $ 3,261,778
Total revenues                           $ 12,516,925         $ 16,904,427   $ 5,972,746       $ 3,602,653
Net income (loss)                        $ (2,110,930)        $     36,021   $  (258,509)      $   (25,791)

Net income (loss) per share (1)          $      (0.65)        $      (0.02)  $     (0.06)      $     (0.01)
                                         ------------         -------------- -----------       -----------


Weighted average number of
   common shares outstanding (2)            3,271,005            3,088,166     4,210,223         3,088,166


                                                          March 31, 2000
                                                          --------------
                                                  Actual           As Adjusted (3)
                                                  ------           ---------------
                                                           (unaudited)
Balance Sheet Data:
Working capital (deficit)                       $(164,027)           $13,035,973
Cash and cash equivalents                       $  301,493           $13,501,493
Total assets                                    $7,322,630           $20,522,630
Total liabilities                               $2,873,899           $ 2,873,899
Shareholders' equity                            $4,448,731           $17,648,731


(1) A loss per share in 1998 occurred because dividends paid on preferred stock exceeded our net income.

(2) This does not reflect the recapitalization of our shares in June 2000. Does not include 360,204 pre-split shares of Common Stock from which 122,500 shares of our Series A Convertible Preferred Stock are convertible and 821,042 (of which 75,200 have vested) pre-split shares of our common stock obtainable upon the exercise of outstanding stock options.

(3) Adjusted to reflect the sale of the shares of common stock and warrants in this offering (based on an initial public offering price of $7.50 per share, the mid-point of the pricing range) and $0.125 per warrant and the application of the net proceeds therefrom.

                                  Risk Factors

Our businesses are subject to industry, economic and market factors.

         Our securities business is subject to numerous risks, the incurrence of losses from underwriting and trading activities, customer inability to satisfy commitments (such as margin obligations), customer fraud, employee misconduct and errors, stringent regulation and litigation. We are also directly affected by national and international economic and political conditions generally, and in particular those affecting the markets for securities, such as recession, inflation, the level of interest rates, discretionary income available for investment and the availability of credit, any or all of which, particularly in volatile or illiquid markets, could have a significant impact on our operations and exacerbate the risks inherent in our business. Reduced trading volume and prices generally result in lower commissions and investment banking revenue and could result in substantial losses from declines in the market value of securities held in trading and underwriting positions. Unfavorable conditions and unpredictable adverse changes in the securities markets, such as sudden declines in the market value of securities, and the failure of issuers, customers and other dealers to perform their obligations, often result in losses, which could be substantial. These industry, economic, market or other factors, over which we have no control, may cause significant fluctuations in our operating results from period to period or otherwise adversely effect our performance.

We depend on Michael E. Golden, Ben Lichtenberg and Rodney Smith and the loss of their services could harm our business.

         Our business is dependent upon a small number of key executive officers, principally Michael E. Golden, our Chairman and Chief Executive Officer, Ben Lichtenberg, our Chief Financial Officer and Vice Chairman and Rodney Smith, our President and a member of our Board of Directors. The loss of services of any of these individuals could harm our business. We maintain "key person" life insurance in the amount of $1.5 million for our benefit on Mr. Golden. Competition for key personnel and other highly qualified technical and managerial personnel is intense. The loss of the services of any of the key personnel or the inability to identify, hire, train and retain other qualified personnel in the future could harm our business.

Significant financial resources are required costs for our expansion.

         We have expanded our infrastructure and client support capabilities in anticipation of an expanded business and client base. Such expansion will require us to make significant capital expenditures for computer and related office equipment and to hire and train additional management and client support personnel. Any disruptions in the service we provide could harm our business. We anticipate that the cash requirement for this expansion over the next 12 months will be approximately $2,000,000, representing personnel, computer and related systems acquisitions programming, network expansion and integration and upgrade. We also anticipate using approximately $4,000,000 of cash resources to acquire financial services companies pursuant to our acquisition strategy.

There are risks associated with our planned expansion and acquisitions.

         In connection with our expansion, including certain of the recently completed acquisitions, there are certain additional risks we have undertaken and will undertake in the future, many of which are not risks presently associated with our core business and operations. For example, our management will be presented with new challenges and risks associated with the development, integration and implementation of the insurance, benefits, tax and consulting businesses we have acquired or formed. These risks include, but are not limited to, sales practices issues and related claims procedures. We believe that our management team and the new internal procedures we are implementing in connection with the expansion of our operations will be adequate to manage and supervise these new business lines, however we cannot be sure that management will be able to address all of the new risks associated with these businesses or that the policies and procedures we implement will be sufficient.

Any possible compromises of our systems or security could harm our business.

         The secure transmission of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. To the best of our knowledge, to date, we have not experienced any security breaches in the transmission of confidential information. Moreover, we continually evaluate advanced encryption technology to ensure the continued integrity of our systems. However, we cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by us and our vendors to protect client transaction and other data. Any compromise of our systems or security could harm our business.

We rely very heavily on Correspondent Services Corporation, our clearing firm, and termination of our agreement with the clearing firm could harm our business.

         Our clearing agreement with Correspondent Services Corporation, a wholly owned subsidiary of PaineWebber, Inc. (the "Clearing Firm") may be terminated by either party upon sixty days prior written notice. Pursuant to our agreement, the Clearing Firm, on a fee basis, processes all securities transactions for our account and the accounts of our clients. Services of the Clearing Firm include billing and credit extension, control and receipt, custody and delivery of securities, for which we pay a transaction charge. We are dependent on the operational capacity and the ability of the Clearing Firm for the orderly processing of transactions. In addition, by engaging the processing services of a clearing firm, we are exempt from certain capital reserve requirements and other complex regulatory requirements imposed by federal and state securities laws. Moreover, we have agreed to indemnify and hold the Clearing Firm harmless from certain liabilities or claims, including claims arising from the transactions of our clients.

We extend credit to our clients and are subject to risks as a result.

         Since August 1993, First Colonial, our brokerage subsidiary, has cleared all transactions for its customers on a fully disclosed basis with the Clearing Firm, which carries and clears all customer securities accounts. A limited portion of our customer securities activities are transacted on a "margin" basis, pursuant to which credit is extended to customers, which is secured by cash and securities in customer accounts, or involve "short sales" (i.e., the sale of securities not yet purchased) or the purchase and sale of commodity futures contracts, substantially all of which are transacted on a margin basis. These risks are increased during periods of volatile markets in which the value of the collateral we hold could fall below the amount borrowed by the client. If margin requirements are not sufficient to cover losses, we may be required to sell or buy securities at prevailing market prices and incur losses to satisfy client obligations.

Failure to comply with net capital requirements could subject First Colonial to suspension or revocation by the SEC or expulsion by the NASD.

         The Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD") and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require our liquidation. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit our operations that require the intensive use of capital, such as the financing of client account balances. A significant operating loss or any unusually large charge against net capital could adversely affect First Colonial's ability to expand or even maintain our present levels of business, which could harm our business.

There must be a current prospectus and state blue sky registration for you to exercise your warrants.

         Holders of the warrants will have the right to exercise their warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if the shares have been qualified for sale under the securities laws of the applicable state or states. We have undertaken to use our best efforts to file and keep effective and current a prospectus which will permit the purchase and sale of the warrants and the common stock underlying the warrants, but there can be no assurances that we will be able to do so. Although we have undertaken to use our best efforts to qualify for sale the warrants and the shares of common stock underlying the warrants in those states in which the securities are to be offered, no assurance can be given that such qualifications will occur. The warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states.

The issuance of preferred stock, as well as certain anti-takeover provisions included in our certificate of incorporation and Delaware law may discourage, delay or prevent a change of control which might otherwise be beneficial to the stockholders.

         Preferred stock could be issued to discourage, delay or prevent a change in our control. Our Certificate of Incorporation authorizes our Board of Directors to issue 5,000,000 shares of "blank check" preferred stock with the designations, rights, preferences, privileges and restrictions, including voting rights, of these shares, without further stockholder approval. Accordingly, the Board of Directors can, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. As of the date of this prospectus, of the 5,000,000 authorized preferred shares, 122,500 shares of preferred stock have been designated Series A Convertible Preferred Stock and are currently issued and outstanding. Currently, we do not have any plans to issue any additional series of our preferred stock. Additionally, certain provisions of Delaware law could delay, defer or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if these events could be beneficial to our stockholders. These provisions could also limit the price that certain investors might be willing to pay in the future for our common stock. In addition, Delaware has certain laws that may deter or frustrate takeovers of Delaware corporations.

We underwrite securities.

         Our underwriting activities involve the purchase, sale or short sale of securities as a principal. As an underwriter, our brokerage subsidiary agrees to purchase securities on a "firm commitment" basis and is subject to risk that it may be unable to resell securities or be required to dispose of securities at a loss. In connection with our investment banking activities in which our brokerage subsidiary acts as manager or co-manager of public offerings of securities, we expect to make increased commitments of capital to market making activities in securities of those issuers. Any additional concentration of capital in the securities of those issuers held in inventory will increase the risk of loss from possible declines in the market price of such securities. In addition, under federal securities laws, other laws and court decisions with respect to underwriters' liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to securities offerings. Our potential liability as an underwriter is generally not covered by insurance. Moreover, underwriting commitments constitute a charge against net capital and our ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the net capital rule.


                           Forward-Looking Statements

         Certain important factors may affect our actual results and could cause those results to differ materially from any forward-looking statements made in this prospectus or that are otherwise made by us or on our behalf. "Forward-looking statements" are not based on historical facts and are typically phrased using words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" and similar expressions or variations. Investing in our common stock is risky. You should carefully consider the preceding risks before making an investment decision. These risks are not the only ones that we face. Additional risks that generally apply to publicly traded companies and companies in our industry, that we have not yet identified or that we think are immaterial may also impair our business operations. Our business, operating results and financial condition could be adversely affected by any of the preceding risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

                      Colonial Direct Financial Group, Inc.

         We were incorporated in Delaware in August 1997 as First Colonial Securities Holding Corp. to become the holding company for First Colonial Securities Group, Inc., which was formed in 1989. In October 1999, we changed our name to Colonial Direct Financial Group, Inc. and began doing business under that name. Our principal executive offices are located at 3010 North Military Trail, Boca Raton, Florida 33431, and our telephone number is (561) 981-1000. Our World Wide Web site address is www.colonialdirect.com. Information contained in our web site should not be considered part of this prospectus.


                         Determination of Offering Price

         Prior to this offering, there has been no public market for our common stock or warrants. As a result, the offering price for our common stock and warrants, and the exercise price of the warrants, has been determined by negotiations between us and the representative of the underwriters and is not necessarily related to our asset value, net worth, or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and other factors as were deemed relevant.

                                 Use of Proceeds

         We estimate we will receive approximately $13,200,000 from the sale of 2,000,000 shares of common stock and 2,000,000 warrants offered at an initial public offering price of $7.50 per share for the common stock, which is the mid-range of the projected offering price, and $0.125 for the warrants, after deducting the underwriting discount, underwriters' non-accountable expense allowance and additional offering expenses payable by us. Such additional offering expenses are estimated, in the aggregate, to be $220,000. The net proceeds are expected to be used as follows:

         o Increased marketing and promotional efforts. We plan to use approximately $4.0 million of the net proceeds to market our online brokerage services and other financial services and products over the next twelve months.

         o Acquiring financial services companies pursuant to our acquisition strategy. We plan to set aside approximately $4.0 million of the net proceeds to acquire companies in businesses related and complementary to our subsidiary companies and divisions.

         o Developing and integrating e-business technology. We intend to use approximately $2.0 million of the net proceeds on continued development of our online trading systems and our other Internet based e-business systems. We believe these technology initiatives will result in an integrated data warehouse of our client base across all of our service lines so that we can (1) offer superior full service, (2) promote cross selling throughout our client bases, (3) facilitate integration of our business units, and (4) support establishment of strategic alliances.

         o For increasing the capital of First Colonial and expansion of its branch office system. We intend to use approximately $2.0 million of the net proceeds to increase the capital of First Colonial, our broker-dealer subsidiary, to hire additional personnel and to expand our branch office system.

         o Working capital and general corporate purposes. We intend to use the remaining approximately $1.2 million of the net proceeds for working capital and general corporate purposes.

         If the underwriter exercises its over-allotment option in full, we will realize additional net proceeds of $2,013,000 which will be added to our working capital.

         The foregoing represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. This estimate is based on certain assumptions, including continued expansion of our client base and corresponding increases in revenues and that our proposed network expansion can be completed and new services can be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate, new programs or activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

         Based on currently proposed plans and assumptions relating to the implementation of our business plans, we believe that the proceeds of this offering, combined with cash flow from operations, will enable us to fund our planned operations for a period of at least 12 months from the date of this prospectus. However, we cannot assure you we will realize cash flow from operations or that the cash flow will be sufficient. If our plans change, our assumptions change or prove to be inaccurate or if the proceeds of this offering otherwise prove to be insufficient to implement our business plans, we may find it necessary or desirable to reallocate a portion of the proceeds within the above-described categories, use proceeds for other purposes, seek additional financing or curtail our operations. We cannot assure you that any additional financing will be available to us on acceptable terms, or at all.

         Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                 Dividend Policy

         We pay dividends on our Series A Convertible Preferred Stock, however we have never paid dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. We intend to retain any earnings to finance the development and expansion of our business. Payment of dividends in the future will be subject to the discretion of our Board of Directors and will depend upon our ability to generate earnings, our need for capital and our overall financial condition, and as legally permissible, among other factors.

                                    Dilution

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding. As of March 31, 2000, our net tangible book value was $2,534,729 or $0.60 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 2,000,000 shares of common stock offered through this prospectus (assuming an initial public offering price of $7.50 per share), and after deducting the underwriting discount and other estimated expenses of the offering, our adjusted pro forma net tangible book value as of March 31, 2000, would have been $15,734,729 or $2.53 per share. This represents an immediate increase in net tangible book value of $1.93 per share to existing shareholders and an immediate dilution of $4.97 per share to investors in the offering. The following table illustrates this per share dilution, but does not reflect the consideration paid for the warrants.

Initial public offering price per share.................................. $7.50
Net tangible book value per share before offering.................. $0.60
Increase per share attributable to investors in this offering ..... $1.93
                                                                    -----
Net tangible book value per share after offering......................... $2.53
                                                                          -----
Dilution per share to new investors...................................... $4.97
                                                                          =====

         If the underwriters exercise their over-allotment option in full, the pro forma adjusted net tangible book value per share of common stock after the offering would be $2.72 per share (not reflecting consideration paid for the warrants), which would result in dilution to your investment of $4.78 per share of common stock.

         In the past five years, we sold shares of our common stock and preferred stock in two private placements, as follows:

         o On December 31, 1997, we completed a private placement of 122,500 shares of our Series A Convertible Preferred Stock at $10.00 per share. Such shares are convertible into 360,204 pre-split shares of our common stock.

         o Between August 1999 and January 2000, we completed a private placement of 749,620 shares of our common stock, on a pre-split basis, at $5.10 per share.

                                 Capitalization

         The following table sets forth our capitalization as of March 31, 2000, adjusted to give effect to the sale of 2,000,000 shares of common stock offered in this offering at an assumed initial public offering price of $7.50 per share and 2,000,000 warrants at a price of $0.125 per warrant and the receipt of the net proceeds from the sale. You should read this table in conjunction with our financial statements and the notes included elsewhere in this prospectus.

                                                                                      March 31, 2000
                                                                       -----------------------------------------
                                                                       Actual                    As Adjusted (1)
                                                                       ------                    ---------------
                                                                                     (unaudited)
Long-term borrowings                                               $      62,967                $     62,967
                                                                          ------                      ------
Shareholders' equity:
         Preferred stock, $0.01 par value,
            5,000,000 shares authorized,
            122,500 shares of Series A Convertible
            Preferred Stock, stated value of $10.00
            per share, issued and outstanding                              1,225                       1,225
         Common stock, $0.01 par value,
            20,000,000 shares authorized,
            4,216,674 shares (actual, pre-split), 6,000,000               42,167                      60,000
            shares (as adjusted) issued and outstanding (2)
         Additional paid-in capital                                    6,750,330                  19,932,497
         Retained earnings (deficit)                                  (2,344,991)                 (2,344,991)
                                                                     -----------                 -----------
Total shareholders' equity                                             4,448,731                  17,648,731
                                                                    ------------                 -----------
Total capitalization                                               $   4,511,698                $ 17,711,698
                                                                   =============                ============

(1) Adjusted to reflect the sale of 2,000,000 shares of common stock assuming an initial public offering price of $7.50 per share and 2,000,000 warrants at $0.125 per warrant in this offering and the application of the net proceeds therefrom (after deducting the underwriting discount, non-accountable expense allowance and the estimated expenses of this offering).

(2) Common shares (actual) are as reflected in the accompanying consolidated financial statements. Common shares (as adjusted) takes into effect the reverse split of our common stock on June 2, 2000, which reduces our issued shares to 4,000,000, and the issuance of 2,000,000 shares in this offering. The "as adjusted" amounts are, accordingly, not reflected or included in the accompanying March 31, 2000 financial statements.

           Management's Discussion and Analysis of Financial Condition
                            And Results of Operations

         The following analysis of the results of our operations and financial condition should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

Introduction

         We are a holding company whose primary operating subsidiary is First

Colonial, a fully disclosed securities brokerage firm registered with the SEC, the NASD, and 49 state securities divisions and the District of Columbia. Because our other operating subsidiaries and divisions were either acquired or formed after November 1, 1999, we have yet to recognize any material benefit or impact on our overall operations from these new lines of business. We expect that in 2000 our new subsidiaries will generate up to 10% of our overall revenue and operate on a break-even basis.

         First Colonial has operated as a full service securities firm serving the investment community since 1990. First Colonial is engaged in securities brokerage, investment banking, securities trading and other related financial services activities. Its clientele is primarily composed of high net worth individuals throughout the country. First Colonial also maintains a sales department of seasoned financial consultants, a research department and an equity syndicate department.

Business environment

         Our primary business operations, full service securities brokerage and investment banking, are subject to general economic and market conditions and the general volatility of the trading markets. Our other subsidiaries, which offer other financial service products, are less subject to trading market volatility, but are still affected by general economic and market conditions.

         Utilizing our existing platform, and as supplemented by our recent acquisitions, we intend to continue to offer traditional full service financial products and services to our clients, while capitalizing on the rapid growth and increasing demand for Internet-based business products. Through our acquisition strategy and augmented by our sophisticated on-line services, we have become a diversified on-line financial services company, providing "one-stop-shopping" for financial products and services.

         Beginning in April 2000 and continuing to date, a significant number of securities traded in the over-the-counter market, as well as the securities markets in general, have experienced significant price declines. Because a substantial portion of our commission business is generated from transactions in the over-the-counter markets, our brokerage-related revenues from April 1, 2000 through May 31, 2000 have declined in excess of 35% in comparison to the quarter ended March 31, 2000. Accordingly, the results of operations for the three month period ended March 31, 2000 are not necessarily indicative of the results which can be expected for the balance of fiscal year 2000 or thereafter. Although we believe the relative instability in the financial markets, and the over-the-counter markets in particular, is temporary in nature, we have taken certain steps to counter-balance such loss of revenues. Such steps include substantial reductions in management compensation, a restructuring of our healthcare benefits program and the implementation of concessions from our Clearing Firm in the form of a 50% reduction in clearing costs for a three month period. These reductions are expected to save us approximately $120,000 per month over the three month period starting June 1, 2000.

Results of Operations

Three months ended March 31, 2000 compared with three months ended March 31,
1999

         Our net loss for the three months ended March 31, 2000 was $258,509 compared with a net loss of $25,791 for the three months ended March 31, 1999. Basic and fully diluted loss per share were $0.06 and $0.01 for the March 31, 2000 and March 31, 1999 periods, respectively.

Revenues

         Our total revenues for the three months ended March 31, 2000 were $5,972,746, a 65.8% increase from our total revenues of $3,602,653 for the three months ended March 31, 1999. $2,037,456 of this increase is attributable to commissions, investment banking and other brokerage related income, as generated by First Colonial. Beginning in the fourth quarter of 1999 and into the first quarter of 2000, First Colonial significantly increased its number of commission generating stockbrokers. The remainder of the increase, or $332,637, is attributable to the revenues of our newly acquired subsidiaries.

Expenses

         Our total expenses for the three months ended March 31, 2000 were $6,231,255, a 71.7% increase from our total expense of $3,628,444 for the three months ended March 31, 1999. During this period, we had an increase in payroll and clearing and transaction costs from $2,667,843 to $4,834,301, an increase of 81.2%, which directly correlates to the increase in commission revenues.

         During this period, we also had an increase of approximately $260,000 of non-cash expenses related to the amortization of goodwill, abandonment of lease expense, write-down of forgivable loan balances and depreciation. About $108,000 of this non-cash expense is a result of relocating our New York office, our second largest office. To date, we have been unable to eliminate the liability associated with the existing lease obligation, which has caused an abandoned asset charge off. There were also certain one time charges due to this relocation which were recorded in selling, general and administrative expenses, and an increase in depreciation due to the added equipment purchased for the New York office. This move was a direct result of hiring 13 new stockbrokers and seven support staff.

Fiscal year ended December 31, 1999 compared with fiscal year ended December 31, 1998

         Our net loss for the year ended December 31, 1999 was $2,110,930 compared to a net profit of $36,021 for the year ended December 31, 1998. Basic and fully diluted loss per share were $0.65 and $0.02 for the years ended December 31, 1999 and December 31, 1998, respectively. A loss per share in 1998 occurred because dividends paid on preferred stock exceeded our net income.

Revenues

         Our total revenues for the year ended December 31, 1999 were $12,516,925, a 26% decrease from our total revenues of $16,904,427 for the year ended December 31, 1998. Total revenue decreased as a result of the downsizing of our securities brokerage sales force during the first three quarters of 1999. Beginning in the fourth quarter of 1999, we began increasing our number of stockbrokers to include individuals whose focus was toward asset gathering as opposed to transactional oriented business. This is evident in the type of commissions earned, shifting from principal commissions to agency commissions. Principal commissions are primarily transactional in nature and are therefore more dependent on positive market conditions. Agency commissions are less transactional in nature, and include significantly more recurring income, such as that which is realized from mutual funds sales and fees generated from independent money managers. Our agency commissions as a percentage of total commissions were 87.6% in 1999 as compared to 67.2% in 1998.

         During the year ended December 31, 1999, we also redirected the focus of First Colonial's investment banking department toward acquiring complementary businesses as principal instead of traditional investment banking transactions completed on behalf of third parties. As a result, there were fewer investment banking transactions (initial public offerings, mergers, and private placements) completed on behalf of third parties during the year ended December 31, 1999, generating investment banking revenues of $489,217, as compared to investment banking revenues of $1,133,150 for the year ended December 31, 1998, a decrease of 56.8%.

Expenses

         Our total expenses decreased to $14,627,855 for the year ended December 31, 1999 from $16,842,697 for the year ended December 31, 1998, a decrease of 13.2%. This decrease is primarily attributable to a reduction in commission expense and clearing and transaction costs, which correlates directly to the decrease in commission income and to a reduction of compensation to officers. During 1999, we made significant changes to our executive compensation structure. In 1998, we paid our chairman and our president aggregate compensation of approximately $2,100,000. In prior years, we were profitable and as a private company, our chairman and our president received bonuses which approximated our profitability. In 1999, we paid our chairman and our president aggregate compensation of $491,153.

         Other significant expenses contributing to our $2,110,930 loss for the year ended December 31, 1999 were a significant increase in costs of arbitration actions and a correlating increase in professional fees to $1,593,901 as compared to $436,729 in such expense for the corresponding period in 1998, an increase of 265.0%. This increase is due in part to a disproportionate increase in new arbitration claims commenced and resolved during 1999. (See "Legal Proceedings").

         Selling, general and administrative costs also increased to $2,839,480 for the year ended December 31, 1999 from $2,692,182 for the year ended December 31, 1998, an increase of 5.5%. This increase is attributable to expenses associated with building our infrastructure in anticipation of implementing our business strategy.

Liquidity and capital resources

         Approximately 26.3% of our assets at March 31, 2000 were highly liquid, consisting primarily of cash and cash equivalents, securities inventories and receivables from other broker-dealers, all of which fluctuate depending upon the levels of customer business and trading activity. Receivables from broker-dealers, which are primarily from our clearing broker, turn over rapidly. As a securities dealer, First Colonial may carry significant levels of securities inventories to meet customer needs. Our inventory of securities is readily marketable; however, holding large blocks of the same security may limit liquidity and prevent realization of full market value for the securities. The total assets or the individual components of total assets may vary significantly from period to period because of changes relating to customer demand and economic and market conditions.

         First Colonial is subject to the net capital rules of the NASD and the SEC. Therefore, we are subject to restrictions on the use of capital and related liquidity. First Colonial's net capital as of March 31, 2000, was $693,452, which was $443,452 in excess of its net capital requirements.

         We have financed our operations from an initial infusion of capital from the original shareholders of $300,000, from a private placement of our Series A Convertible Preferred Stock in 1997 of $1,112,546 and from a private placement of our common stock in 1999 of $3,195,877, which was completed in January 2000 with the receipt of an additional $148,800 of proceeds. Of the $3,344,677 proceeds raised from this private placement of common stock, approximately $1,600,000 was used to recruit brokers utilizing a forgivable loan program, approximately $600,000 was used to upgrade our technology and equipment, and approximately $400,000 was used toward investments and other long term assets. The balance of approximately $745,000 was used in the fourth quarter of 1999 to build our infrastructure and for arbitration action costs and related professional fees.

         We may experience substantial changes in net cash provided by operating activities, as reported in our statements of cash flows, depending upon our securities position at the reporting date. For example, securities owned at March 31, 2000 was about $926,000 greater than the position owned at December 31, 1999. The majority of the securities owned position is in municipal securities which securities are often only maintained for very short holding periods.

         Beginning in the fourth quarter of 1999, we implemented a forgivable loan program. These loans are utilized to retain key management and to recruit and attract high caliber brokers. The terms of these loans range from two to five years and bear interest at a rate of 7.125%. For each year the employee is in good standing with us, we forgive a ratable portion of the principal and related interest. If the employee is terminated either voluntarily or for cause, the principal plus accrued interest is due and payable within 120 days. If the employee is terminated without cause or upon death or disability, the principal balance plus accrued interest is immediately forgiven.

         To finance First Colonial's investment banking underwriting activities, we have, from time to time, obtained temporary subordinated loans which conform to NASD requirements and are, by agreement with the lender, subordinated to the claims of all other creditors. These loans are repaid within 45 days. No subordinated loans were obtained in 1999. In 2000, we expect to obtain a temporary subordinated loan to enable First Colonial to support its net capital position in its role as an underwriter of this initial public offering. Upon successful conclusion of the initial public offering and the approval of the NASD, First Colonial will repay such subordinated loan.

         We have issued 122,500 shares of our Series A Convertible Preferred Stock. We are required to pay a quarterly cash dividend of 10%, or approximately $30,000 per quarter.

         We have an informal capital commitment to continue to upgrade our technology with Kingland Systems, Inc. that will amount to approximately $200,000 over the next six months. There are no other capital commitments.

         As of March 31, 2000, we had cash of approximately $300,000 and a working capital deficit of approximately $165,000. Our overall capital and funding needs are continually reviewed to ensure that our capital base can support the estimated needs of our business. These reviews take into account business needs, as well as our regulatory capital requirements. In May 2000, we expanded our line of credit from $100,000 to $250,000 and raised an additional $250,000 from an unaffiliated investor by issuing a promissory note and warrants. We intend to use the proceeds of this offering to fund our continued growth and implement our acquisition strategy ( see "Use of Proceeds"). We believe that the funds generated by this offering will be sufficient to fund our capital and operational requirements for at least twelve months from the date of this prospectus.

                                    BUSINESS

Overview

         Colonial Direct Financial Group, Inc. (the "Company"), a Delaware corporation incorporated in August, 1997, is a holding company comprised of a group of diversified financial services companies, all focused on delivering value to the consumer through traditional methods of offering financial services and the Internet. First Colonial Securities Group, Inc. ("First Colonial"), our principal operating subsidiary, and a registered broker-dealer and member of the National Association of Securities Dealers, Inc. ("NASD"), is a full service securities firm that has serviced the investment community since 1990. First Colonial is engaged in securities brokerage, investment banking, securities trading and other related financial services activities. Our clientele is primarily composed of high net worth individuals throughout the country. First Colonial also maintains a sales department of seasoned financial consultants, a research department and an equity syndicate department. First Colonial currently conducts its securities business out of 15 offices, four of which are corporate owned and from which the vast majority of our securities business is generated. The balance are operated under operating agreements with independent contractors.

         During the fourth quarter of 1999, we completed the acquisitions of an employee benefits company and an electronic tax return preparation company. In the first quarter of 2000, we also organized a business services consulting subsidiary, which acquired the assets, liabilities and service revenue of a certified public accounting ("CPA") firm. In the second quarter of 2000, we completed the acquisition of an insurance agency. We plan to grow these subsidiaries and acquire similarly situated small businesses seeking growth opportunities and exit strategies. We intend to add value to these businesses by cross selling a wide array of financial service products, upgrading their technology and creating an economy of scale, thereby reducing costs. We have built, and plan to further enhance shareholder value, by continuing to construct an extensive data base of customers with significant assets under our management.

         We intend to continue to offer traditional full service financial products and services to our clients, while capitalizing on the rapid growth and increasing demand for Internet-based business products. Through our acquisition strategy and augmented by our sophisticated online services, we have become a diversified online financial services company, providing "one-stop-shopping" for a broad range of financial products and services.

         Our strategy is directed at the emerging full service and mid-tier brokerage client that is increasingly demanding online trading and one-stop financial services. Research from leading industry analysts indicates that significant growth is projected for these sectors, while deep discount brokerage online trading is projected to grow at a much slower rate. This strategy allows us to leverage our existing network of brokers, agents and advisors, enabling them to serve more clients through the use of technology. For example, brokers will be able to send an e-mail "e-lert" to an unlimited number of clients simultaneously, while traditional telephone methods restrict the number of clients that can be quickly contacted. Enhancing broker/client communications and providing online access to enriched investment information will further strengthen the relationship with our existing client base, as well as potentially attracting new clients.

         Our unique e-commerce technology platform supports online client service across our financial products and service lines. The technology platform integrates our online trading system which clears trades through PaineWebber, with our content-rich website that will support all of our business lines. This proprietary e-commerce Internet platform provides our full-service brokers and financial advisors with the capability of efficiently providing the highest levels of service to our clients. Through tiered levels of service, these same e-business systems will avail our clients with online account opening, account information, current financial news and analysis, and transaction capability. Importantly, effective e-business tools can also be applied to support, manage, and control financial advisors and brokers, who can market our financial products and services nationwide.

         Our website, www.colonialdirect.com, currently offers online services for a suite of investing tools. Current website development is on schedule to provide insurance, retirement services and tax preparation capabilities by the third quarter of 2000. We elected to develop the most technically challenging element of the website, online investing, first, soon followed by the other areas of functionality.

         All of our financial service businesses will be linked together through our proprietary data warehouse, increasing the utility of our information and promoting the integration of our service lines. Utilizing state-of-the-art analytical tools, we will be capable of effectively focusing our marketing efforts, as well as facilitating strategic alliances through the use of the Internet. Access to new clients through these methods will provide us with the ability to acquire client assets at a lower cost than through traditional advertising methods.

         Our Internet-based customer care systems are fully integrated with back-office support systems enabling us to add large numbers of financial service professionals quickly, without having to correspondingly increase our back-office support staff. In the highly regulated financial services industry, the ability to efficiently assure compliance, while providing outstanding client service, is critical to achieving and sustaining our growth and profitability.

The Market

         The financial services industry has changed considerably over the last 25 years. Before 1975, all stock exchanges required brokers to charge fixed minimum commissions for trades of listed stock. Under pressure from Congress, the Department of Justice and the SEC, in 1975, these policies were changed, which allowed for negotiated commissions and the unbundling of investment services. The unbundling of brokerage services from other financial services has permitted investors to pick and choose among various financial providers for specific services. This includes insurance agents, financial planners, bankers and, most recently, accountants. Furthermore, financial institutions, including insurance companies and commercial banks and savings and loan associations, offer customers some of the services and products currently provided by securities firms and numerous commercial banks and/or their affiliates have entered into various additional business activities, such as underwriting equity and debt securities. These developments have brought about a myriad of possibilities and opportunities to the consumer. Does the investor seek advice with a full service provider, or choose a discount broker and/or trade and invest online via the Internet? Further, does the investor go to several different sources, or is it easier to go to one company providing a menu of different yet complementary products?

         In recent years, the use of the Internet as a tool for obtaining information, communicating and effecting commerce is also changing the financial services industry. The Internet provides investors with a wealth of information about investing, including stock picks, technical charts, analysis and financial corporate news. As a result, investors are more self-reliant and value conscious, are managing their own money and are increasingly reluctant to pay high fees to full-service retail brokers. This has led to significant growth in online investing and the entry into the market of electronic or online trading which has experienced phenomenal growth since the Internet "e-brokerages" were introduced in 1994.

         Traditionally, brokerage clients fell into two categories: full-service and discount. With the emergence of online investing, a new class of brokerage service emerged, mid-tier, through which clients seek and obtain a relatively high level of service, more akin to full-service, by leveraging technology. In her book "Now or Never: How Companies Must Change Today to Win the Battle for Internet Consumers", (Harper Business 2000), Mary Modahl, Vice President of Research, Forrester Research, Inc., predicts that by 2003, there will be approximately 2.2 million full service investors trading online, up from 100,000 in 1999, representing 4.5 million accounts and assets of $1.4 trillion. Ms. Modahl further predicts that by 2003, there will be approximately 5.4 million mid-tier investors, up from 1.6 million in 1999, representing 10.7 million accounts and assets of $1.5 trillion.

         Until recently, the primary use of online trading systems has been for deep discount clients, however, we expect that the significant growth in accounts and assets will occur with the mid-tier and full service clients. We have traditionally targeted and serviced the needs of full service clients, with average account assets in excess of $100,000. While we intend to market our new technology platform to the online trading needs of all types of accounts, we are particularly well positioned to service the online trading needs of both the full service and mid-tier client, and do not intend to target the deep discount client base, which is projected to be the slowest growing segment.

         As a result of the growth of the Internet as a tool to obtain information, the ability to access and utilize financial management tools is expected to continue to grow significantly. We believe we are positioned to service financially sophisticated and technologically capable investors and in particular, traditional brokerage customers. However, we see accountants and similarly situated financial planners and advisors capturing more of the investment and insurance business and investors seeking to consolidate their financial service needs with companies that can provide "one-stop-shopping" with numerous products. Through technology and the implementation of our acquisition strategy, we intend to better service our clients, grow our data base of clients and capture more of their assets to satisfy their current and ongoing financial service needs.

Our Business

General Financial Brokerage Services

         We provide full service traditional brokerage services primarily to high net worth individuals and to small to mid-sized institutions (such as hedge funds, money managers, mutual funds and pension funds). To support the investment services provided to these investors, we effect transactions in equity securities on a principal and agency basis for our clients. Our retail sales division consists of 95 (25 of which are independent contractors) registered representatives. First Colonial has contracted with Correspondent Services Corp., a wholly owned subsidiary of PaineWebber, Inc. ("PaineWebber") for clearing services (the "Clearing Firm"). Our retail customer accounts are carried on a "fully disclosed" basis by the Clearing Firm, pursuant to a clearing agreement. This agreement provides that our clients' securities positions and credit balances in cash accounts are insured for up to $4.5 million through a private insurer that is supplemental to standard SIPC protection, and our Resource Management and Business Services Accounts are provided unlimited insurance coverage, up to the net equity in the account. All customer credit balances are subject to immediate withdrawal from First Colonial, at the discretion of the client.

         We also intend to provide our clients with computerized direct access to our trading desks which are online directly with the various stock exchanges, and institutional buyers and sellers, via our Clearing Firm and various electronic networks (ECNs). Our brokers are committed to using our trading desks to obtain for our clients the fastest execution of their order at the best possible price at the time the order is given. In addition, as a result of the technology we use, we can access the most up-to-date electronic news, information and research reports.

         Given the trend towards communicating, obtaining information and effecting transactions through electronic means, we are committed to serving the changing needs of our clients. As a result, we have a team of well-trained registered brokers available to assist our clients by telephone, intranet or the Internet.

Internet-based Brokerage Services

         We are currently deploying the systems which will enable our clients to have on-line access to their account information. This electronic access will enable our clients to review and monitor the securities positions in their portfolio, confirm their buying power, margin balances (if applicable), realized and unrealized gains or losses, obtain stock quotes, enter orders for execution, and review their recent trading activity. In addition to providing information for their particular account, we will also provide our clients, via the Internet, pertinent market information regarding timely analysts' reports, and relevant earnings reports sorted by those companies that exceeded earning expectations and those that fell below expected earnings. These systems are based on industry standards that will allow us to rapidly deploy the latest in voice recognition and wireless technologies as these technologies are introduced into the marketplace. We will also make available to our clients through the use of the Internet, information about the overnight markets and the futures markets, stocks that are trading before the market opens, and major company news through the Internet.

         We are currently, and will in the future be utilizing the Internet in various ways to help expand our business. First, we plan to use the Internet to help our existing brokers better serve our clients. The Internet will help our brokers disseminate information to clients simultaneously, thereby allowing our brokers to efficiently serve more clients. Second, we intend to use the Internet to serve an ever-growing number of investors who want to execute all of their trading and investment decisions independently of a financial advisor. Prior to providing this service, based upon the express representations and stated qualifications of prospective clients, we will pre-qualify these prospects to help ensure they are capable of making their own trading and investing decisions.

         We have a strong commitment to technology and are in the process of upgrading the software and technology to enable our brokers and clients to more efficiently use the Internet. A portion of the net proceeds of this offering will be used to complete this upgrade. We are working with one of the premier brokerage technology companies, Kingland Systems, Inc. ("Kingland") in developing an innovative upgraded solution.

Proprietary Technology

         Through our relationship with our Clearing Firm and Kingland, we are assembling a unique set of technologies that will provide us with the ability to truly integrate our financial products and services offerings to our clients. This proprietary integration of technologies will provide both our professionals and our clients with the ability to view all of their investment instruments on one consolidated statement, and be able to similarly view their portfolio online. We believe that clients will find a complete online view of all of their financial instruments, from securities to IRAs, 401(k)s and insurance, to be appealing, and will help us retain our existing clients and attract new clients.

         We believe our Internet-based technology will be instrumental in cost-effectively supporting and controlling expanded brokerage operations, as well as, our growing network of accountants and financial advisors. We believe the efficiencies and controls provided through our technology will enable us to grow our number of professionals, while maintaining traditional high levels of customer service.

Tax Preparation

         In the fourth quarter of 1999, we completed the acquisition of Certified Tax Returns USA, Inc. and renamed it Colonial Direct Tax Preparation, Inc. This company's revenues were insignificant to us in fiscal year 1999 and the first quarter of 2000. This company is an electronic-tax return preparation organization that is authorized by the Internal Revenue Service to electronically prepare and file tax returns on a nationwide basis and offers a quick refund service through an alliance with a major bank. It obtains its clients from a variety of referral sources, including the Internet, retail distributors and other small businesses. We are integrating these services into our overall financial services operations, and after each tax season, plan to cross-sell all of our financial service products to this data base of clients.

Benefits Consulting

         In the fourth quarter of 1999, we completed the acquisition of KWT Consultants, Inc. and renamed it Colonial Direct Retirement Services, Inc. This company's revenues were insignificant to us in fiscal year 1999 and in the first quarter of 2000. This company is a third party administrator of employee benefits and retirement plans and provides plan design, implementation and consulting, communication to employees, ongoing administration and compliance testing and offers expert technical advice. According to the Profit Sharing/401(k) Council of America (the "Council"), defined contribution plan participation and corresponding assets grew from approximately $1.1 trillion in 1994 to approximately $2.2 trillion in 1998. At the same time, the number of participants in these plans grew from approximately 45 million in 1994 to approximately 55 million in 1998. The Council, in analyzing a study conducted by Booz-Alan & Hamilton, Inc., further found that between 1994 and 1998, the greatest increase in sponsor participation was in smaller companies, those with 100 to 499 employees, thus becoming the fastest growing segment of the retirement market. This is the target market of Colonial Direct Retirement Services. The Colonial Direct Retirement Services team of experienced consultants and retirement plan specialists (either in-house or through affiliations) includes actuaries, attorneys, plan administrators, and MIS support personnel. Our pension business is comprised of three main areas: the legal and design area of setting up the formalized qualified plans and configuring a plan to meet the specific needs of the client, the annual administration of the plan (including required governmental compliance), and the financial management of the plan itself. The full range of retirement plans available include: ESOPs, 401(k) plans, Profit Sharing and Defined Benefit Pension plans and Cafeteria plans.

         We believe our existing clients will benefit from the availability of these products and services and that this company's clients will correspondingly benefit from our unique technology platform and the products and services offered by our various financial and investment professionals.

Business Management and Consulting Services

         In the fourth quarter of 1999, we formed a subsidiary called Colonial Direct Business Services, Inc. whose purpose is to acquire and operate business management and consulting services entities. In the first quarter of 2000, we completed the acquisition of certain of the non-attest assets and liabilities of Kopple & Gottlieb, LLP, a firm of certified public accountants, and are operating that business under a newly formed entity named KG Business Services, Inc., a subsidiary of Colonial Direct Business Services. This company contributed revenues to us of approximately $250,000 in the first quarter of 2000. This company provides professional services in the areas of: accounting, compilations, bookkeeping, litigation support, bankruptcy work, and management and consulting services. It will also begin to offer all of the investment services and insurance products and services already offered to our clients.

         The accounting industry has experienced two trends in recent years. One trend is that accountants have been allowed greater flexibility in offering investment and insurance products. The other trend is that accounting firms are consolidating with other accounting firms or larger diversified financial service organizations. We plan to pursue a market niche by acquiring small firms, often overlooked by the larger "consolidators" of accounting firms. We will offer them improved technology, access to our financial service products and an economy of scale, which we believe will result in cost savings.

Insurance

         On June 1, 2000, we completed the acquisition of Solomon, Bardes & Associates, Inc. and renamed it Colonial Direct Insurance Agency, Inc. We have not yet recognized any revenues from this acquisition. This company, based in Boca Raton, Florida, has traditionally offered insurance products to high net worth individuals, and represents many insurance carriers and products. Insurance is often a critical component of an individual's financial, estate and retirement plan, and having the ability to handle in-house the complete needs of a high net worth individual, including insurance, strengthens the overall relationship with our clients.

         Our insurance offerings will not be limited to only high net worth individuals. Our unique technology platform will support the offering of insurance products through the Internet. We believe that new client contacts resulting from Internet insurance business will result in a significant source of business for our other financial products and services.

Our Business Strategy

         Due to the dramatic changes affecting the financial industry, we have re-evaluated our business model to ensure we remain strong and maintain a competitive advantage in the future. As a result, we have developed and undertaken significant changes to our prior operating plans to create an entirely new business model. The new plan will utilize the current strengths of our already established franchise, along with the distinct business advantages of Internet technology.

         In late 1998, we determined that our future growth could be enhanced and maximized by "rolling-up" related and complementary financial service companies and by utilizing Internet commerce. We will continue to be a holding company, and, together with our existing broker dealer subsidiary, serve as a vehicle to offer diversified financial services, focusing on delivering value to the consumer through their choice of a high level professional service or through the convenience and lower costs of the Internet.

         Our web-site will provide a "one-stop-shop" for financial products and services. It will be the hub for all or our clients' online financial transactions. Our operating companies and divisions will host their own online products and services, which include providing online investment execution, insurance products, tax return preparation, accounting services, employee benefits administration and consulting. We also intend to develop strategic alliances with banks and mortgage companies using the Internet so that we can cross-sell one another's financial products.

         It is important to point out the distinct advantages cross-selling opportunities will add to the new organization. We have acquired and intend to continue to acquire related and complementary financial services companies. By strategically incorporating our services into a centralized web-site, our clients and those of our acquired companies and divisions will be able to select from many different financial offerings, products and services, with utmost convenience at competitive rates. Furthermore, should they so desire, clients will continue to have the opportunity to directly access an appropriately qualified professional.

         Our goal is to acquire or form alliances with accountants, insurance professionals, employee benefits companies, mortgage companies and banks and provide them with more and more products and services, utilizing our technology and network of existing professionals. As a result, we intend to build our database of clients and assets under management, which we believe will increase our value and maximize shareholder value.

Strategic Relationships

         We currently utilize the services of the Clearing Firm for all custodial and clearing issues associated with brokerage transactions. From this relationship, we are able to offer quality safekeeping and protection on all accounts, including increased insurance of clients' assets; cash accounts are insured for up to $4,500,000 through a private insurer that is supplemental to the $500,000 standard SIPC protection, and our Resource Management and Business Services Accounts are provided unlimited insurance coverage, up to the net equity in the account. In addition, we are able to offer our clients the ability to participate in PaineWebber managed initial public offerings and other investment banking transactions; access to its internationally recognized research department; and the ability to participate in a large database of no-load and load mutual funds.

         We have forged a strategic relationship with Kingland Systems, Inc., a significant provider of technologies to PaineWebber. We are currently participating in an effort to optimize broker and clients screens to make them more efficient and effective. Additionally, with Kingland, we are integrating non- broker related financial investments (e.g. insurance products) in the portfolio summary provided by the systems.

         We are actively pursuing a number of additional strategic relationships with various companies, most of whom have an Internet presence. We believe that forging strategic relationships with other companies is an effective method to obtain access to potential clients while avoiding prohibitively large advertising expenses. For example, we have established a strategic relationship with Cavion Technologies, Inc. ("Cavion") an Internet provider to the credit union industry. Cavion provides Internet-connectivity options and solutions to its credit union members and our future presence on their site will increase the attractiveness of their site to credit unions, who are attempting to shift their members towards Internet-based financial services. This relationship will enable us to offer our products and services to approximately 1.5 million credit union members through their credit union websites, and Cavion has advised us that this number is expected to grow to over 5 million members within two years. We believe that the relationship with Cavion, as well as other strategic relationships we are currently developing, will provide us with low cost access to a significant number of potential clients through the Internet.

Sales and Marketing

         We have developed an innovative approach to marketing in response to huge advertising budgets dedicated by other online companies. While we plan to use some of the proceeds from this offering on traditional advertising, we believe pursuing and developing strategic alliances will result in a greater return on our marketing investment.

         This approach requires us to invest a relatively modest amount of money in marketing personnel, as well as website development and collateral materials, to develop the alliances. The capital required to develop strategic alliances is a small fraction of the capital required to use traditional advertising techniques to reach a similar number of potential clients. As illustrated above, we expect that our investment in the Cavion relationship should prove to be extremely cost-beneficial when compared to traditional methods to reach an equal number of target clients.

         Our sales approach is also innovative. While we are continuing to build our capacity through adding brokers to our key offices, we also expect to increase sales capacity through creating a network of independent brokers, agents, and financial advisors. Our investment in technology is intended to support and control the network of independent personnel. Additionally, we intend to increase sales through cross-selling between our service lines. The cross-selling synergy will be generated through the establishment of a balanced system of performance measures which reward brokers, agents, and advisors based on cross-selling results.

Competition

         The financial services industry is characterized by intense competition. We face competition in all aspects of our business and compete directly with numerous other securities and financial services firms, a significant number of which offer their customers a broader range of financial services, have substantially greater financial, personnel, marketing, research and other resources, have greater operating efficiencies, and have established reputations relating to product offerings and customer service. Over the past several years, the securities industry has become increasingly competitive. Numerous securities firms have either ceased operations or have been acquired by other firms and certain corporations with substantial financial resources, expertise and access to capital markets have entered the securities industry by acquiring leading securities firms.

         In addition, financial institutions, including insurance companies and commercial banks and savings and loan associations, offer customers some of the services and products currently provided by securities firms and numerous commercial banks and/or their affiliates have entered into various additional business activities, such as underwriting equity and debt securities. Moreover, an increasing number of firms offer discount brokerage services to individual retail customers and generally effect transactions at lower commission rates on an "execution only" basis without offering other services such as investment recommendations and research.

         Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We can provide no assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Government Regulation

Broker-Dealer Regulation

         The securities industry is subject to extensive regulation under federal and state law. The SEC is the federal agency responsible for administering the federal securities laws. In general, broker-dealers are required to register with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). First Colonial is a broker-dealer registered with the SEC. Under the Exchange Act, every registered broker-dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD has established Conduct Rules for all securities transactions among broker-dealers and private investors, trading rules for the over-the-counter markets, and operational rules for its member firms. The NASD conducts examinations of member firms, investigates possible violations of the federal securities laws and its own rules, and conducts disciplinary proceedings involving member firms and associated individuals. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities. First Colonial is also subject to regulation under state law. First Colonial is currently registered as a broker-dealer in 49 states, Puerto Rico and the District of Columbia. A recent amendment to the federal securities laws prohibits the states from imposing substantive requirements on broker-dealers which exceed those imposed under federal law. The amendment, however, does not preclude the states from imposing registration requirements on broker-dealers that operate within their jurisdiction or from sanctioning these broker-dealers who have engaged in misconduct.

Net Capital Requirements; Liquidity

         As a registered broker-dealer and member of the NASD, First Colonial is subject to NASD rule 15(c)3 (the "Net Capital Rule"). The Net Capital Rule, which specifies minimum net capital requirements for registered brokers-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts"), which reflect the possibility of a decline in the market value of an asset prior to disposition.

         Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm's net capital below a certain level.

         The Net Capital Rule also provides that the SEC may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates ("capital withdrawal") if the capital withdrawal, together with all other net capital withdrawals during a

30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer. In addition, the Net Capital Rule provides that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days. A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those parts of our operations that require the intensive use of capital and also could restrict our ability to pay dividends, repay debt and repurchase shares of our outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business. First Colonial is a member of SIPC which provides, in the event of the liquidation of a broker-dealer, protection for clients' accounts up to $500,000, subject to a limitation of $100,000 for claims for cash balances. Our clients' accounts are carried on the books and records of the Clearing Firm. The Clearing Firm has obtained additional insurance from a private insurer in an amount equal to $4,500,000 for the benefit of our clients' accounts that is supplemental to SIPC protection.

Additional Regulation

         Due to the increasing popularity and use of the Internet and other online services, various regulatory authorities are considering laws and/or regulations with respect to the Internet or other online services covering issues such as user privacy, pricing, content copyrights, and quality of services. In addition, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. Moreover, the recent increase in the number of complaints by online traders could lead to more stringent regulations of online trading firms and their practices by the SEC, NASD and other regulatory agencies. Furthermore, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. Finally, as our services are available over the Internet in multiple states, and as we have numerous clients residing in these states, these jurisdictions may claim that our company is required to qualify to do business as a foreign corporation in each such state. While our company is currently registered as a broker-dealer in 49 states, Puerto Rico and the District of Columbia, we are qualified to do business as a foreign corporation in only a few states; failure to qualify as an out-of-state or "foreign" corporation in a jurisdiction where it is required to do so could subject our company to taxes and penalties for the failure to qualify. Our business could be harmed by any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the applications of existing laws and regulations to the Internet and other online services.

Other Regulatory Issues

         Our accounting, benefits administration, pension plan and insurance business services are vulnerable to legislative changes. Legislative changes may expand or contract the types and amounts of business services that are required by individuals and businesses. There can be no assurance that future laws will provide the same or similar opportunities for business consulting and management services to individuals and businesses that exist today. Further, our insurance operations are vulnerable to both judicial and legislative changes. Judicial expansion in terms of coverage can increase risk coverage beyond levels contemplated in the underwriting and pricing process. Coverages established by statute may be lowered or eliminated by legislative or administrative changes of law.

Employees

         At June 1, 2000 we had 130 full-time employees, including 70 registered representatives, 2 corporate finance specialists, 6 traders, 1 research analyst and 35 persons engaged in back office operations, syndicate, accounting, compliance, marketing, information technology, clerical and administration and 16 employees in our non broker-dealer subsidiaries. In addition, there are 25 registered non-employee representatives at the independently-owned offices. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

         First Colonial's registered representatives are required to take examinations administered by the NASD and state authorities in order to be qualified to transact business, and are required to enter into agreements with First Colonial obligating them, among other things, to adhere to industry rules and regulations, First Colonial's supervisory procedures and not to solicit customers in the event of termination of employment.

Facilities

         Our corporate headquarters are currently located at 3010 North Military Trail, Boca Raton, Florida 33431, where we lease approximately 15,750 square feet at a rental of $271,791 per annum, under a lease which expires in 2008. As of June 2, 2000, we entered into a sublease for the balance of the remaining term of our prior corporate headquarters, located at 1499 West Palmetto Park Road, Suite 312, Boca Raton, Florida 33486, where we leased approximately 7,400 square feet of space at a rental of $168,360 per annum.

         The following information relates to the branch offices of First
Colonial:

                                      Approximate Annual
Office Locations                        Square Footage            Lease Rental              Exp. Date
----------------                        --------------            ------------              ---------

New York, NY  ......................        11,165                  $474,513               December 31, 2006 (1)
Paramus, NJ ........................         2,578                  $ 43,182               December 31, 2001
Marlton, NJ ........................         6,130                  $123,519               September 1, 2002 (2)

(1) We remain liable on our prior New York office lease which was for approximately 4,425 square feet, at an annual rental rate of approximately $126,500, for a term that expires May 16, 2002. We are actively seeking a subtenant or assignee for this office space and remain primarily responsible until such time as a subtenant or assignee is located and approved by the landlord.
(2) We have entered into a sublease at our Marlton, NJ office location for the balance of the lease term for approximately 1,469 of the total square footage, at an annual rental rate of $13,263.

Legal Proceedings

         From time to time we are named as parties to lawsuits which have arisen in the ordinary course of business. Although it is possible that losses exceeding amounts already recorded may be incurred upon ultimate resolution of these existing legal proceedings, we believe that such losses, if any, will not have a material adverse effect on our business, results of operations or financial position; however, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly and annual periods in which they are resolved.

         The business of First Colonial, our principal operating subsidiary, involves substantial risks of liability, including exposure to liability under federal and state securities laws in connection with the underwriting or distribution of securities and claims by dissatisfied customers for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions which generally seek rescission and substantial damages.

         In the ordinary course of business, First Colonial is a party to other legal proceedings and regulatory inquiries, the outcome of which, either singly or in the aggregate, is not expected to be material. There can be no assurance however that any sanctions will not have a material adverse effect on the financial condition or results of operations of First Colonial or the Company. What follows below is a brief summary of certain matters pending against or involving First Colonial.

         First Colonial is subject to supervision and regulation by the NASD, the SEC and various state securities commissions. As part of this regulatory oversight, First Colonial is subject to periodic examination and inspections by these authorities. First Colonial has been advised that as a result of an examination performed by the Philadelphia office of the NASD for the years 1996 and 1997, several possible material deficiencies were identified by the NASD. Following the move of First Colonial's headquarters to Boca Raton, Florida in 1998, the Atlanta office of the NASD conducted two subsequent examinations. We believe that, based upon these subsequent examinations, the deficiencies noted by the NASD in the 1996/1997 examination have been remedied, although the NASD investigation is still pending.

         The SEC has initiated formal investigations of First Colonial and one of its current and one of its former senior executive officers as a result of certain actions taken by one of its managers in an office located in Hazelton, PA, claiming that the manager had misappropriated funds from his customers. The SEC's investigation of First Colonial has focused on two primary issues: (i) whether First Colonial had appropriate supervisory procedures to prevent the type of alleged misconduct attributed to the branch manager, and (ii) whether Michael Golden or Steven Schwartz, the former president of First Colonial, should be held liable for failing to supervise the branch manager. First Colonial, Mr. Golden and Mr. Schwartz have submitted an Offer of Settlement to the SEC, without admitting or denying the allegations, which provides for censures and fines for each of the aforementioned parties in the amounts of $25,000, $15,000 and $10,000, respectively. In addition, Mr. Schwartz will be barred from acting in a supervisory capacity for a period of nine months, however this bar does not prevent Mr. Schwartz from continuing to serve in a registered representative capacity. However, inasmuch as the SEC's investigation is still pending against the parties, no final determination as to its outcome can be made at this time.

         In October 1999, First Colonial hired Larry Katz from Ladenburg Thalmann & Co. Inc. ("Ladenburg") to become its President. Thereafter, several of Mr. Katz' former associates contacted First Colonial about employment and in fact joined the firm. As a result of the foregoing, Ladenburg commenced an arbitration before the NASD against First Colonial and certain of its employees claiming, among other things, that certain unspecified confidential information and/or Ladenburg's trade secrets had been misappropriated in connection with wrongfully soliciting these and certain other individuals to leave Ladenburg and join First Colonial. Ladenburg sought preliminary injunctive relief in aid of the arbitration from the Supreme Court of the State of New York, but that request was denied. Ladenburg also sought a preliminary injunction from the NASD, but that request was denied as well. First Colonial submitted an Answer denying the material allegations contained in the Statement of Claim. First

Colonial also served Counterclaims and Third-Party Claims based on statements made by Ladenburg and its brokers to customers of the brokers who joined First Colonial. Discovery is on-going and final hearings are scheduled to commence June 26, 2000.

         In November 1999, public customers Gaunitz and McCourt filed an Amended Statement of Claim before the NASD against each of First Colonial, former broker, Louis Cohen, and Michael Golden as chairman of First Colonial, alleging, among other things, breach of fiduciary duty, negligence, violation of state and federal securities laws, negligent hiring, negligent retention, negligent supervision, breach of contract, common law fraud and civil theft. The Amended Statement of Claim seeks compensatory damages of approximately $850,000 (plus treble and punitive damages) arising out of alleged speculative option trading which purport to be excessive and unsuitable for Claimants in light of their financial circumstances and investment objectives. Respondents denied wrongdoing and asserted various affirmative defenses. Discovery is on-going and final hearing is scheduled for December 11, 2000.

         On or about March 14, 2000, First Colonial was advised that one of its customers, Carnegie Investment Management, Ltd. ("Carnegie"), whose account was managed by another one of its customers, LMC Asset Corp., allegedly failed to pay for approximately 1.9 million shares of Mattel, Inc. common stock, which shares were purportedly acquired by Carnegie in a "mini-tender offer". LMC Asset Corp. also served as the Information Agent for Carnegie in connection with the mini-tender offer. On or about March 27, 2000, Carnegie filed for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, Eastern District of Philadelphia. In its bankruptcy filing, LMC Asset Corp. is scheduled as a creditor of Carnegie. On April 7, 2000, Deutsche Bank Securities, Inc., another creditor scheduled in Carnegie's bankruptcy filing, commenced an action against LMC Asset Corp. in United States District Court in the Southern District of New York in which it sought an order of attachment against LMC Asset Corp. to prevent it from disbursing or otherwise liquidating any funds or securities in the account maintained at First Colonial. On April 19, 2000, the Court granted the order of attachment as sought by Deutsche Bank Securities. On May 21, 2000, a partial settlement agreement was agreed to in the bankruptcy proceeding, which agreement was submitted to the Bankruptcy Court for consideration on May 23, 2000. A hearing on the partial settlement agreement has tentatively been set for June 6, 2000. The partial settlement agreement provides, in relevant part, for a return to the tendering parties, on a pro-rata basis, of all of the shares of Mattel, Inc. common stock maintained in the Carnegie account. The settling parties reserved their rights to seek further relief from, among other entities and individuals, First Colonial, Correspondent Services Corp., First Colonial's clearing firm, and LMC Asset Corp. and its principals. First Colonial has not been named in any action with respect to the foregoing, however inasmuch as each of the accounts of Carnegie and LMC Asset Corp. were maintained at First Colonial during the relevant time period, the Company is closely monitoring each of the referenced proceedings.

                                   Management

         The following table sets forth the names, ages and positions held with respect to each director and executive officer of the Company and its principal operating subsidiaries:

    Name                             Age      Title/Position
    ----                             ---      --------------
    Michael E. Golden                56       Chairman of the Board and Chief Executive Officer of the Company
    Ben Lichtenberg                  45       Vice Chairman of the Board and Chief Financial Officer of the
                                              Company
    Rodney Smith                     47       President of the Company and Director
    Jeffrey S. Kahn                  48       President, Colonial Direct Retirement Services, Inc. and Director
    Lewis Maniloff                   60       Secretary of the Company and Director
    Ralph Solomon                    68       President, Colonial Direct Insurance Services, Inc. and Director
    Michael E. Spoll                 60       President, KG Business Services, Inc. and Director
    Frederic L. Bor                  56       Director
    Richard G. Seidenberg            60       Director
    Lawrence Katz                    63       President, First Colonial Securities Group, Inc.


The directors and officers of the Company and its principal operating subsidiaries are as follows:

         Michael E. Golden has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Beginning in 1968 until forming First Colonial in 1989, Mr. Golden held positions of increasing responsibility with E.F. Hutton, Shearson Loeb Rhodes and Smith, Barney, Harris, Upham & Co. ("Smith Barney"). From 1979 to 1989 he was the resident manager of Smith Barney's Cherry Hill, New Jersey office which he personally opened. Mr. Golden was the Vice Chairman of the Board of Directors and a founder of Carnegie Bank N.A., a Nasdaq listed commercial bank located in Princeton, New Jersey and a former director of three other banks, Admiralty Bancorp in Palm Beach Gardens, FL, Unity Bancorp in Clinton, NJ and Boca Raton First National Bank in Boca Raton, FL. He is also the founder and Chairman of Kid Academy, a chain of day care centers and a former director of Suprema Specialties, Inc. and Microleague Multimedia, Inc., both Nasdaq listed companies. Mr. Golden earned a BA in Accounting from Temple University. He is a General Securities Principal and a Registered Options Principal and is First Colonial's Senior Registered Municipal Principal.

         Ben Lichtenberg is Vice Chairman of the Board and Chief Financial Officer, and has been the Director of Investment Banking of First Colonial since 1992. From 1981 until joining First Colonial, Mr. Lichtenberg was employed as an investment banker in the securities industry primarily as Vice President/Corporate Finance of Butcher and Singer Inc., a Philadelphia based regional brokerage house which was subsequently acquired by Wheat, First Securities, Inc. Mr. Lichtenberg has sat on the Board of Directors of three public companies and serves as an advisor to the Board of Directors of several other companies. He earned a BS in Economics from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

         Rodney Smith has been President of the Company since October 1999 and is a director. Prior to joining us, Mr. Smith was a Partner in the Miami office of Arthur Andersen LLP, where he served in that capacity since 1996. He has over twenty years of business consulting experience in the areas of technology and business strategy across a broad range of industries including financial services, retail/distribution, not-for-profit, high-tech manufacturing, and telecommunications. His experience in financial services includes responsibility for production banking systems, financial systems strategy and implementation in the insurance industry, and artificial intelligence applications strategy. He directed the implementation of Peoplesoft Financials for a multi-national retailer with significant operations in the Americas and Europe. Furthermore, Mr. Smith directed an information Systems Planning project for an insurance industry client with nationwide operations. Follow up work included implementation of an ERP system, and custom design and development of a warranty system. Mr. Smith holds a M.S. in Systems Science from the Thomas Watson School of Technology of the State University of New York at Binghamton, where he also obtained a B.A. in Geography and History. He has attended numerous professional courses on technology, strategy, and organizational development.

         Jeffrey S. Kahn is a director and President of Colonial Direct Retirement Services, Inc., one of our recently acquired subsidiaries formerly known as KWT Consultants, Inc. Mr. Kahn, who founded KWT Consultants, Inc. in 1980, has been active in both the legal and administrative aspects of employee benefits for 23 years. He is also a senior partner in the law firm of Kahn & Waxman, P.A., where he is the Director of the firm's employee benefits practice group, however Mr. Kahn will be devoting such time and resources as are commensurate with his responsibilities to Colonial Direct Retirement Services. Mr. Kahn's law firm will provide plan documents and other ancillary services to Colonial Direct Retirement Services and assist our financial advisors and brokers with sophisticated estate and retirement planning for our clients. He has been a member of the Florida Bar since 1978 and the New York Bar since 1977. He is a graduate of Case Western Reserve University (B.A. Political Science,
1973) and Hofstra University School of Law (J.D., 1976). Mr. Kahn holds memberships in the Tax and Employee Benefit Sections of the Florida Bar Association, as well as, the Committee on Employee Benefits of the Tax Law Section of the New York State Bar Association. In addition, he is a member of the National Center for Employee Ownership and the American Society for Pension Actuaries. Mr. Kahn has written numerous articles on employee benefits and has lectured extensively before charitable, professional, and financial organizations on executive compensation, retirement plans, and other employee benefit matters. He is the author of the Employee Benefits chapter in the four volume Treatise "Responsibilities of Insurance Agents and Brokers" published by Matthew Bender & Co.

         Lewis Maniloff is Secretary and a director of the Company and is an executive vice president of First Colonial and has served in that capacity since 1990. Mr. Maniloff has over 30 years of experience in the securities industry. He was Associate Branch Manager with Smith Barney in their Mt. Laurel, NJ office for ten years. Mr. Maniloff has been a member of our Board of Directors since our inception.

         Ralph M. Solomon is a director and President of Colonial Direct Insurance Services, Inc., our recently acquired insurance subsidiary, formerly known as Solomon, Bardes & Associates, Inc. Prior to the acquisition, Mr. Solomon was the President of Solomon, Bardes & Associates, Inc., a company he co-founded in 1993. Mr. Solomon received his degree from Temple University in Philadelphia. He earned The American College's Chartered Life Underwriter designation in 1963. He has served as an Agent, Agency Manager, and a Home Office Vice President of the Equitable Life Assurance Society of the United States. He is a Life and Qualifying Member of the Million Dollar Round Table and a member of the Association for Advanced Life Underwriters. He current holds a position as Chairman of the Legal Issues Committee for the Palm Beach County Chapter of the American Society of CLU and ChFC. Mr. Solomon has over 40 years of insurance experience in helping clients solve their life insurance and financial problems.

         Michael E. Spoll is a director and President of KG Business Services, Inc., a division of our recently formed business services subsidiary. Mr. Spoll has been a Certified Public Accountant in Pennsylvania since 1965. Since 1970, Mr. Spoll has been a partner in the firm of Kopple & Gottlieb,

LLP and since 1990 has been the managing partner of the firm. Upon the closing of the acquisition of the assets of Kopple & Gottlieb, L.L.P., Mr. Spoll became the president of our newly formed subsidiary formed to manage its accounting and consulting business. He has been a member of the American and Pennsylvania Institutes of CPA's and has served on the Pennsylvania Institute of CPA's Committee on Health Care since 1991 and also has served on the Institute's Members' Advisory Service for inquires regarding health care. He is a graduate of St. Joseph's University in Philadelphia, PA. Mr. Spoll is also active in the Boy Scouts of America, currently serving as district Chairman of the Frontier District of the Cradle of Liberty Council.

         Frederic L. Bor became a director in May 2000. Mr. Bor is currently engaged in the general practice of law in Cherry Hill, PA and his practice is focused on complex civil and criminal litigation. He is a member of the Bars of New Jersey and Pennsylvania and has been a practicing attorney since 1972. Mr. Bor is an Adjunct Professor of Trial Advocacy at Temple University of Law in Philadelphia, PA. From 1979 to 1983, Mr. Bor was a Judge in New Jersey appointed to and serving various Municipal Courts in the state. Mr. Bor holds a B.A., M.A. and Ph.D. in Political Science and his J.D. from Rutgers School of Law where he was Senior Editor of the Law Journal.

         Richard G. Seidenberg became a director in May 2000. Mr. Seidenberg founded Corporate Dynamics, a benefits brokerage and consulting firm, in 1967. Subsequently, Mr. Seidenberg created two subsidiary companies; United Benefits, Inc., which provides a full range of employee benefit consulting services, and The National Health Insurance Agency, Inc., which provides individual health insurance products. In December 1997, Corporate Dynamics was acquired by Summit Bancorp. Mr. Seidenberg remained president and chief executive officer of Corporate Dynamics until his retirement in January 2000. Mr. Seidenberg was also a partner in Philadelphia Benefits Corporation which serves Pennsylvania insurance brokers as the largest network broker for Independence Blue Cross and Blue Shield. He is also co-founder of Power Play International, a company which represents athletes in contract negotiations, promotion and endorsement and financial planning.

         Mr. Seidenberg is presently Chairman of the New Jersey chapter of American Associates of Ben Gurion University. He has served as a member of the Inter-County Brokers Advisory Board, is Vice Chairman of the Cooper Foundation, serves as Chairman of the Board of the Helene Fuld School of Nursing and is a member of the Blue Cross Council and U.S. Healthcare Brokers Advisory Board. Mr. Seidenberg is past Chairman of the Philadelphia National Conference of Christians and Jews, an organization that promotes racial harmony. He is a member of the U.S. Committee Sports for Israel, a lifetime member of the Maxwell Football Club and past president of the Woodcrest Country Club.

         Lawrence Katz became President of First Colonial in November 1999. Mr. Katz has been in the securities business since 1966 when he joined Standard & Poor's as a securities analyst and for the next ten years, was in retail and institutional sales, and was also Director of Research at Tessel, Paturick & Ostav, and Haas securities. In 1976, Mr. Katz joined Bear Stearns as a retail salesman and in 1986, he joined Ladenburg Thalmann & Co. At Ladenburg, Mr. Katz was in retail sales and from December 1996 to February 1999, he was a Managing Director in charge of the New York retail sales department and was responsible for over 125 persons including approximately 75 brokers. Mr. Katz was a member of Ladenburg's Board of Directors from March 1999 to June 1999. Prior to joining the securities business, Mr. Katz was assistant comptroller at Deluxe Film Laboratories, a subsidiary of 20th Century Fox. Mr. Katz obtained an economics degree from Brooklyn College in January 1961.

         There is no family relationship between any of our officers, key employees and directors. Directors hold their offices until the next annual meeting of our shareholders and until their successors have been duly elected and qualified or their earlier resignation, removal from office or death. We recently formed audit, compensation and nominating committees. There are currently no other committees of the Board of Directors. Upon consummation of this offering, the audit and compensation committees will consist of a majority of non-employee directors. Officers serve at the pleasure of the Board of Directors and until the first meeting of the Board of Directors following the next annual meeting of our shareholders and until their successors have been chosen and qualified.

Director Compensation

         We do not currently pay our directors any fees for attending Board meetings.

Limitation on Liability of Directors

         As permitted by Delaware law, our Certificate of Incorporation and Bylaws contain provisions limiting the personal liability of directors. The Certificate of Incorporation and Bylaws provide that each of our directors and officers shall not be personally liable for monetary damages for a breach of fiduciary duty as a director or officer. These provisions are intended to afford directors and officers additional protection, and limit their potential liability, from suits alleging a breach of duty of care by a director or officer.

Executive Compensation

         The following table summarizes all compensation paid by us during the fiscal year ended December 31, 1999 for our Chief Executive Officer and each other executive officer whose annual compensation from the Company exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively the "Named Executive Officers"). Our directors do not receive compensation for serving in this capacity.

                                            Summary Compensation Table

                                                                               Securities
                                                                               Underlying
 Name and Principal                          Salary &           Other            Stock
      Position                       Year   Commissions    Compensation (1)     Options
 --------------------               ----    -----------     -------------        -------
 Michael Golden
    Chairman and CEO                1999     $442,820         $220,000            -0-

 Ben Lichtenberg
     Vice Chairman
        and CFO                     1999     $100,000         $206,000            -0-

 Lewis Maniloff
    Secretary                       1999     $266,119              -0-          20,000

(1) Includes a payment in securities of various companies with a market value of $220,000 and $206,000 to Michael Golden and Ben Lichtenberg, respectively. These securities were received upon the exercise of underwriter warrants which were issued to these individuals during prior fiscal years.

         The following table sets forth the grant of stock options made during the year ended December 31, 1999 to the persons named in the Summary Compensation Table:

                        Option Grants in Last Fiscal Year

                                                % of Total Options
                        Number of Securities    Granted to
                        Underlying              Employee in Fiscal          Exercise
        Name            Options Granted         Period                      Price         Expiration Date
        ----            ---------------         ------                      -----         ---------------

 Michael Golden         -                       -                           -             -
 Ben Lichtenberg        -                       -                           -             -
 Lewis Maniloff         20,000                  5.6%                        $6.60         December 15, 2009

Employment Agreements

         We have entered into employment agreements with Messrs. Golden, Lichtenberg, Smith, Katz, Kahn, Spoll and Solomon for terms ranging from two to five years, which provide for annual base compensation of $350,000, $150,000, $290,000, $150,000, $150,000, $150,000 and $90,000 respectively. Messrs.'
Golden, Lichtenberg and Smith may receive bonuses based on achieving certain revenue levels in fiscal years 2000, 2001 and 2002.

         Each employment agreement contains a provision that the employee will not compete, solicit or engage in a business competitive with our current or anticipated businesses during the term of the employment agreement and for a period of one year thereafter.

         Messrs. Spoll, Kahn and Solomon have bonuses if their respective subsidiaries ar profitable. Mr. Katz has a bonus incentive based on gross production levels at our First Colonial subsidiary.

         The employment agreements for each of Messrs. Golden and Lichtenberg contain a provision providing for certain payments in the event of a change in control of our company. In the event of a change in control, as defined in their employment agreements, we will, in general terms, be required to pay Messrs. Golden and Lichtenberg (i) two times their highest annual base salary in effect within one hundred and eighty days prior to the change in control, (ii) two times the highest annual bonus paid or payable for any of the last two completed years, and (iii) any base salary, bonus, vacation pay or other deferred compensation accrued or earned under law or in accordance with our applicable policies, but not yet paid.

         No payment shall be made to Messrs. Golden and Lichtenberg to the extent that the payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Furthermore to the extent that the Internal Revenue Service or other applicable governmental taxing authority determines that there has been an "excess parachute payment" and a notice of deficiency or similar notice has been issued, then we have agreed to pay all expenses associated with professional fees (legal and tax accounting) in connection with the protest, challenge, and defense of any such notice and the appeal of any decision on such matter. We have also agreed not to settle the matter short of the appellate level without Messrs. Golden or Lichtenberg's written consent. In the event that the Internal Revenue Service or other applicable governmental taxing authority ultimately determines that, in fact, there has been an "excess parachute payment", then the amount necessary to reduce the total payments such that there would be no "excess parachute payment" would be immediately and retroactively characterized as a loan to Messrs. Golden or Lichtenberg.

Stock Option Plan

         Under our 1998 Incentive Stock Option Plan (the "1998 Plan"), 1,500,000 shares of common stock are reserved for issuance upon exercise of the options. The 1998 Plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants. Options will be granted to certain persons in proportion to their contributions to our overall success, as determined by the Board of Directors and our Compensation Committee in their sole discretion.

         Our Board of Directors, or a committee thereof, administers and interprets the 1998 Plan and is authorized to grant options thereunder to all eligible employees, directors and consultants. The 1998 Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonstatutory stock options. Incentive stock options may only be granted, however, to employees. Options can be granted under the 1998 Plan on the terms and at the prices determined by the Board, or a committee thereof, except that the per share exercise price of incentive stock options granted under the 1998 Plan will not be less than the fair market value of the common stock on the date of grant and, in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of the fair market value as defined in the 1998 Plan.

         Options under the 1998 Plan that would otherwise qualify as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of the shares covered by the incentive stock options which are exercisable for the first time by any individual during any calendar year exceeds $100,000.

         Options granted under the 1998 Plan will be exercisable after the period or periods specified in the option agreement. Incentive stock options granted to employees will vest in equal installments over a period of five years commencing on the first anniversary of the date of grant. Options granted under the 1998 Plan are not exercisable after the expiration of ten years from the date of the grant and are not transferable other than by will or by the laws of descent and distribution. Adjustments in the number of shares subject to options granted under the 1998 Plan can be made by the Board of Directors or the appropriate committee in the event of a stock dividend or recapitalization resulting in a stock split-up, combination or exchange of shares.

         As of June 1, 2000, we have granted options under the 1998 Plan to purchase 821,042 shares of common stock to certain of our employees. These options are exercisable at varying prices, depending on the date of grant, and will expire ten years from the date of such grant. In addition, exercise of the options is contingent on the optionee's continued employment by us.

                             Principal Shareholders

         The following table sets forth information regarding beneficial ownership of our common stock as of June 1, 2000, by (1) each person who owns beneficially more than 5% of our outstanding common stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) all directors and executive officers as a group.

                                         Number of
                                          Shares          % Owned    % Owned
 Name and Address of                   Beneficially       Prior to    After
 Beneficial Owner (1)                      Owned          Offering    Offer
 --------------------                      -----          --------    -----

 Michael Golden (2)                      2,247,648          50.4       37.5
 Ben Lichtenberg (3)                       250,853           5.6        4.2
 Lewis Maniloff (4)                        346,384           7.8        5.8
 Rodney Smith (5)                          166,666           3.7        3.1
 Jeffrey Kahn                               72,222           1.6        1.2
 Ralph Solomon                              33,333             *          *
 Michael Spoll                              64,667           1.4        1.1
 Lawrence Katz (6)                          24,000             *          *
 Frederic L. Bor                            19,608             *          *
 Richard G. Seidenberg                      39,216             *          *
                                           -------        ------       ----
 All Directors & Executive
   Officers as a Group (10 persons)      3,291,305          73.8%      53.9%

(1) The business address of all directors and executive officers is c/o the company, 3010 N. Military Trail, Boca Raton, Florida 33431
(2) Includes 30,000 options exercisable within sixty days. Also includes 20,000 options owned by Christine Golden, his wife and full-time employee. Does not include 45,000 options which are not exercisable within sixty days. Also does not include 30,000 options owned by Christine Golden. Does not include 83,333 shares or 50,000 options, held by Brett Golden, his son and full-time employee of the Company.
(3) Includes 30,000 options exercisable within sixty days. Does not include 45,000 options which are not exercisable within sixty days.
(4) Does not include 20,000 options which are not exercisable within sixty days.
(5) Does not include 93,542 options which are not exercisable within sixty days.
(6) Does not include 20,000 options which are not exercisable within sixty days.

* Represents less than one percent of the outstanding shares of common stock.

                 Certain Relationships and Related Transactions

Loans to or from Members of Management

         In October 1999, we loaned Lawrence Katz the sum of $120,000. This Promissory Note is unsecured and provides for a term of five years, with interest payments, at a rate of 7.125% per annum, due on an annual basis, with a balloon payment at maturity. In the event Mr. Katz remains an employee in good standing for the term of the Promissory Note, one quarter of the principal balance of the obligation, including accrued interest, will be forgiven on an annual basis. In the event of a default of the terms of the Promissory Note, the remaining unpaid or unforgiven balance, including principal and interest, will become immediately due and payable.

         In November 1999, we loaned Rodney Smith $100,000. The Promissory Note is unsecured and provides for a term of five years, with principal and interest payments, at a rate of 7.0% per annum, due and payable on a monthly basis. In the event of a default of the terms of the Promissory Note, the remaining unpaid balance, including principal and interest, will become immediately due and payable.

         In December 1999, we loaned Michael Golden $150,000. The Promissory
Note is unsecured and provides for a term of five years, with interest payments, at a rate of 7.125% per annum, due and payable on an annual basis, and principal and accrued interest due at maturity. In the event of a default of the terms of the Promissory Note, the remaining unpaid balance, including principal and interest, will become immediately due and payable.

         In January 2000, we loaned Mr. Smith the additional sum of $100,000. This Promissory Note is unsecured and provides for a term of four years, with interest payments, at a rate of 7.125% per annum, due on an annual basis, with a balloon payment at maturity. In the event Mr. Smith remains an employee in good standing for the term of the Promissory Note, one quarter of the principal balance of the obligation, including accrued interest, will be forgiven on an annual basis. In the event of a default of the terms of the Promissory Note, the remaining unpaid or unforgiven balance, including principal and interest, will become immediately due and payable.

         In May 2000, we secured $250,000 in bridge financing from a non-related individual. We issued an unsecured 9% Subordinated Promissory Note to the investor. The principal and interest accrued thereon will be paid upon the earlier of (i) the effective date of our initial public offering, or (ii) 18 months from the date of the Subordinated Promissory Note. In addition, we also issued a warrant to the investor, which warrant provides for the right to purchase 56,250 shares of our common stock, on a pre- split basis, at a 25% discount to the initial public offering price of our common stock. The warrant is for a term of three years and may be exercised upon the earlier of either (i) the first anniversary of the completion of our initial public offering, or (ii) January 1, 2002.

         In June 2000, Mr. Golden loaned us the sum of $175,000. This loan is unsecured and is evidenced by a Promissory Note which provides for a term of one year, with interest payments, at a rate of 7.125% per annum, due on an annual basis, with a balloon payment at maturity. The Note further provides that Mr. Golden, in his discretion, may extend the maturity date for a period of up to three and one half years. In the event of a default of the terms of the Promissory Note, the remaining unpaid or unforgiven balance, including principal and interest, will become immediately due and payable.

Approval of Affiliated Transactions

         We believe that each of the foregoing transactions were on terms no less favorable than those which could have been obtained from unaffiliated third parties. Following completion of this offering, all transactions between us and our directors, executive officers and principal shareholders will be on terms no less favorable than could be obtained from unaffiliated third parties and have been and will be approved by a majority of our independent outside directors, when elected.

Subordinated Loans by Management

         As co-underwriters of this offering, we may, if necessary, accept temporary subordinated loans that will increase our net capital during the days prior to the consummation of the offering to provide a reserve against the anticipated increase in securities we will be holding and corresponding decrease in liquid assets.

                          Description of Capital Stock

General

         We are authorized to issue 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 1, 2000, there were 4,283,340 shares of common stock issued and outstanding. For purposes of our public offering and for purposes of describing our capital stock, on June 2, 2000, we effected a stock split of our shares such that as of such date, there were 4,000,000 shares of our common stock issued and outstanding. 122,500 shares of preferred stock are currently issued, outstanding and owned by non-affiliated individuals. As a result of the stock split, such shares are convertible into 341,695 shares of Common Stock.

The Offering

         We are offering 2,000,000 shares of common stock and redeemable warrants to purchase 2,000,000 shares of common stock. The common stock and warrants may be purchased separately and will be transferable immediately upon issuance. Each warrant entitles the registered holder thereof to purchase one share of common stock at a price equal to 120% of the initial offering price, subject to adjustment in certain circumstances, at any time through and including __________, 2005. The warrants are redeemable by us at any time commencing __________, 2001, upon notice of not less than thirty (30) days, at a price of $0.125 per warrant, provided that the closing bid quotation of the common stock on thirty (30) consecutive trading days ending thirty days prior to the day on which we give notice (the "Call Date") has been at least 150% (currently $____, subject to adjustment) of the then effective exercise price of the warrants. Prior to this offering, there has been no public market for the common stock or warrants and there can be no assurance that any such market will develop. It is anticipated that the common stock and warrants will be quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbols "COLD" and "COLDW," respectively.

Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or all liabilities and after provision has been made for each class of stock, if any, having liquidation preference over the common stock (such as the preferred stock). Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, when issued against the consideration set forth herein, will be, fully paid and nonassessable.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of preferred stock which may be issued in one or more classes and in one or more series within a class with such designations, powers, preferences, rights, qualifications, limitations and restrictions as may be established from time to time by resolution of the Board of Directors at or prior to the time of issuance of shares of such class or series. We designated 150,000 of the preferred shares as Series A Convertible Preferred Stock, which series of "blank check" preferred stock carries a ten percent coupon and is convertible at a rate of 2.78935 shares of common stock for each share of Series A Convertible Preferred Stock. At present, 122,500 shares of are issued and outstanding under this designation. Although it has no current intention to do so, the Board of Directors may authorize and issue additional series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock may have the effect of deferring or preventing a change in control of the Company.

Warrants

         The warrants will be issued in registered form pursuant to an agreement dated the date of this Prospectus (the "Warrant Agreement"), between us and Stocktrans, Inc., as Warrant Agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing the warrants which form a part of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. We are offering 2,000,000 Redeemable Common Stock Purchase Warrants. Each warrant entitles the holder to purchase one share of our common stock at 120% of the initial offering price, or _____ per share ("Warrant Exercise Price"). We have arbitrarily determined the exercise price in consultation with the Representative, which is subject to certain adjustments, commencing on the date of closing and continuing until five years from the date of this Prospectus. No fractional shares will be issued.

         The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of common stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger. The warrants may be exercised at any time and continuing thereafter until the close of five years from the date hereof, unless we extend the exercise period. After the expiration date, warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing the warrant, with the form of election to purchase on the reverse side of the certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price. Warrant holders do not have any voting or any other rights as shareholders.

         We have the right at any time beginning one year from the date hereof to redeem the warrants, at a price of $0.125 per warrant. We may exercise this right only if the average of the closing bid price for our common stock for thirty (30) consecutive trading days ending no more than 30 days prior to the date that the notice of redemption is given, equals or exceeds $_____, subject to adjustment. Any redemption shall be for all outstanding warrants. If we exercise our right to call warrants for redemption, the warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price. Notice of redemption will be mailed to all holders of warrants of record at least thirty (30) days, but not more than sixty (60) days, before the Redemption Date. The foregoing notwithstanding, we may not call the warrants at any time that a current registration statement under the Act is not then in effect.

         The Warrant Agreement permits us (together with the Warrant Agent) without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that we, together with the Warrant Agent, deem necessary or desirable and that do not adversely affect the interest of any warrant holder. Together with the Warrant Agent, we may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the warrants then outstanding; however no such supplement or amendment may make any modification of the terms upon which the warrants are exercisable or may be redeemed; provided, however, we, together with the Warrant Agent, may adjust the exercise price downward without the written consent of the holders.

         In order for the holder to exercise a warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of common stock underlying the warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, we will file a new registration statement with the Commission with respect to the securities underlying the warrants prior to the exercise of such warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Securities Act of 1933, as amended.

         Each warrant may be exercised by surrendering the warrant certificate, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. The warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of the warrants are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, the warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in the distribution of our assets.

         For the life of the warrants, subject to the redemption provision, the holders thereof are given the opportunity to profit from a rise in the market price of our common stock. The terms upon which we may obtain additional capital may be adversely affected through the period that the warrants remain exercisable. The holders of these warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants. In the event that the warrants are called for redemption, the warrant holders may not be able to exercise their warrants in the event that we have not updated this Prospectus in accordance with the requirements of the Securities Act or these securities have not been qualified for sale under the laws of the state where the warrant holder resides. In addition, in the event that the warrants have been called for redemption, such call for redemption could force the warrant holder to either
(i) assume the necessary updating to the Prospectus and state blue sky qualifications have been effected, exercise the warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the stock, could be substantially less than the market value thereof at the time of redemption.

THE FOREGOING DISCUSSION DOES NOT ADDRESS THE TAX CONSIDERATIONS THAT MAY INVOLVE A PARTICULAR PURCHASER. ACCORDINGLY, ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES OF COMMON STOCK AND WARRANTS.


Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

General

         Certain provisions of our Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. The foregoing provisions may not be amended in our Certificate of Incorporation or Bylaws without the affirmative vote of the holders of a majority of the outstanding shares of common stock.

Special Meeting of Shareholders

         Our Certificate of Incorporation and Bylaws provide that special meetings of our shareholders be called only by a majority of the Board of Directors, our President or holders of not less than one-fifth of our outstanding voting stock.

Amendment of Bylaws

         The Bylaws may only be altered, amended or repealed by a resolution of a majorit of the Board of Directors or the affirmative vote of the holders of at least a majority of our outstanding shares of common stock.

Transfer Agent

         The transfer agent for our common stock is Stocktrans, Inc. of Ardmore, Pennsylvania.


                        Shares Eligible For Future Sale

         Upon completion of the offering, we will have 6,000,000 shares of common stock outstanding. Of these shares, the 2,000,000 shares of common stock sold in the offering will be freely tradeable without restriction under the Securities Act. The remaining 4,000,000 shares of common stock, plus 341,695 shares of common stock into which the Series A Convertible Preferred Stock are convertible, will be "restricted securities" as defined in Rule 144 and will become eligible for public sale subject to the restrictions of Rule 144 commencing one year from their issuance. 2,811,028 of the 4,000,000 restricted shares are currently eligible for sale under Rule 144.

         In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted shares" (as that phrase is defined in Rule 144) were acquired from us and the date they were acquired from an"affiliate" of ours, as that term is defined in Rule 144 (an "Affiliate"), then the holder of the restricted shares (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock on The Nasdaq SmallCap Market during the four calendar weeks preceding the sale. The holder may only sell the shares through unsolicited brokers' transactions or directly to marketmakers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of the sales, notices of the sales and the availability of current public information concerning us. An Affiliate may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

         Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us and the date they were acquired from an Affiliate, as applicable, a holder of these restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

         Our directors, executive officers and shareholders who own an aggregate of 4,000,000 shares of common stock (representing all of the issued and outstanding shares prior to this offering) have entered into written agreements not to sell or otherwise dispose of the shares of common stock beneficially owned by them for 24 months after the date of this prospectus without the consent of the Representative.

         We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that these sales may occur, could adversely affect prevailing market prices.

                                  Underwriting

         Underwriting Subject to certain terms and conditions contained in the Underwriting Agreement among us, Werbel-Roth Securities, Inc., as the representative of the underwriters (the "Representative"), the underwriters named below have severally agreed to purchase from us, and we have agreed to sell to the several underwriters, the number of shares of common stock and warrants set forth opposite their names below:


                                                                  Number
Name of Underwriter                                      of Shares and Warrants
-------------------                                      ----------------------

Werbel-Roth Securities, Inc....................................................
First Colonial Securities Group, Inc...........................................
Total..........................................................................

         The Underwriting Agreement provides that the obligations of the several underwriters to purchase the common stock and warrants are subject to approval of certain legal matters by counsel and to various other conditions. If any of the common stock or warrants are purchased by the underwriters pursuant to the Underwriting Agreement, all the common stock and warrants (other than the common stock and warrants covered by the over-allotment option described below) must be so purchased.

         We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to certain payments that the underwriters may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The underwriters propose to offer the common stock and warrants directly to the public at a price of between $6.50 and $8.50 per share of common stock and $0.125 per warrant. The underwriters have advised us that they will not engage in sales to discretionary accounts without the prior specific written approval of the customer. The underwriters may allow certain dealers, who are members of the NASD, concessions, not in excess of $_____ per share of common stock and $____ per warrant of which not in excess of $_____ per share of common stock and $_____ per warrant may be reallowed to other dealers who are members of the NASD. The offering prices, reallowances and concessions will not be changed until after this offering has been completed.

         We have granted a 45-day over-allotment option to the underwriters to purchase up to 300,000 additional shares of common stock and 300,000 warrants at the offering price less the underwriting discount. If the underwriters exercise such over-allotment option, then each of the underwriters will be committed, subject to certain conditions, to purchase the additional shares in approximately the same proportion as set forth in the above table. The underwriters may exercise this option only to cover over- allotments made in connection with the sale of the common stock and warrants offered hereby.

         We have agreed to pay the Representative a nonaccountable expense allowance of three percent (3%) of the gross proceeds of this offering, of which $40,000 has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares of common stock offered hereby for sale under the laws of the states the Representative designates, including expenses of counsel retained for that purpose by the Representative.

         We have agreed to sell to the Representative and its designees for an aggregate of _________ warrants (the "Underwriter's Warrants") to purchase up to 200,000 shares of common stock and 200,000 warrants at an exercise price of $_____ per share and $____ per warrant (120% of the public offering price per share and warrant, respectively). The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this prospectus, except to the officers and partners of the Representative and members of the underwriting syndicate and selling group and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of this prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock. To the extent that the Underwriter's Warrants are exercised, dilution to the interests of our shareholders will occur. Further, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the sale of the Underwriter's Warrants or the underlying shares of common stock may be deemed additional underwriting compensation. We have agreed, at the request of the holders of a majority of the Underwriter's Warrants, at our expense, to register the Underwriter's Warrants and the shares of common stock underlying the Underwriter's Warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Underwriter's Warrants and the shares of common stock underlying the Underwriter's Warrants in any appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

         This offering is being conducted in accordance with Rule 2720 of the NASD. That rule requires, among other things, that the initial public offering price can be no higher than that recommended by a "qualified independent underwriter,"as defined by the NASD, which underwriter has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the Registration Statement of which this prospectus forms a part. __________________________, of __________, __________ ,
served as the qualified independent underwriter and will receive $________ as compensation for serving in this capacity.

         Rule 2720 also requires that all proceeds realized as a result of the public sale of securities by NASD members and their affiliates be accumulated in an escrow account. Prior to consummation of the offering and disbursement of the proceeds of the offering, we must provide notice to the NASD along with a computation of our net capital pursuant to the provisions of the Net Capital Rule. The proceeds from the securities of the member sold to the public may be taken into account in connection with such computation.

         In compliance with the provisions of Rule 2720, all proceeds received by us with respect to the sale of the common stock and warrants will be promptly delivered to the escrow agent and accumulated by the escrow agent in the manner described above. Prior to consummation of the offering, we intend to immediately notify the NASD of the proposed disbursement of proceeds and file such net capital computation. We will immediately know if our net capital computation meets the prescribed ratios and percentage amounts necessary for disbursement. If our net capital complies with the Net Capital Rule, the offering will be consummated and the proceeds of the offering will be delivered to us. If our net capital does not meet the requirements of the Net Capital Rule, we will immediately instruct the escrow agent to promptly refund the full amount paid by investors, with interest.

         Prior to this offering, there has been no public market for the common stock or the warrants. Consequently, the initial public offering price for the common stock and warrants has been determined by negotiations between us and the underwriters and is not necessarily related to our asset value, net worth or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and certain other factors as were deemed relevant.

         In connection with this offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock or the warrants. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the underwriters or selling group members may bid for or purchase common stock for the purpose of stabilizing its market price. We will not act as a market maker for the common stock until after our role in the offering has been completed.

         The underwriters also may create a short position for the account of the underwriters by selling more common stock or warrants in connection with the offering than they are committed to purchase from us and in that case may purchase common stock or warrants in the open market following completion of the offering to cover all or a portion of that short position.

         The underwriters may also cover all or a portion of that short position, up to 300,000 shares of common stock and 300,000 warrants, by exercising the over-allotment option. In addition, the Representative may impose "penalty bids" under contractual arrangements with the underwriters, whereby it may reclaim from an underwriter (or dealer participating in the offering) for the account of other underwriters, the selling concession with respect to the shares of common stock and warrants that are distributed in any offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the common stock or warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

         Under the securities laws of certain states, the common stock and warrants may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in that state or an exemption from that requirement is available and is complied with.


                                  Legal Matters

         Dreier & Baritz LLP, Boca Raton, Florida will give an opinion regarding the validity of the shares of common stock and warrants offered under this prospectus. Certain legal matters relating to the offering will be passed upon for the Representative by Wiggin & Dana, Stamford, Connecticut.


                                     Experts

         The consolidated balance sheet of Colonial Direct Financial Group, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated balance sheet of Colonial Direct Financial Group, Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended included in this prospectus and in the Registration Statement, have been audited by Kopple & Gottlieb, L.L.P. of Jenkintown, Pennsylvania, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             Changes in Accountants

         Subsequent to the completion of the audit for the year ended December 31, 1998 and the issuance of the consolidated financial statements for the year then ended, we terminated our independent auditor relationship with Kopple & Gottlieb, L.L.P. and entered into negotiations to acquire all of their non-attest assets. A definitive agreement was entered into in January 2000. Kopple & Gottlieb's report on our consolidated financial statements for the year ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of our consolidated financial statements for the year ended December 31, 1998, and in subsequent interim periods through the date of dismissal, there was never any disagreement with Kopple & Gottlieb on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Kopple & Gottlieb, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On December 15, 1999, we retained the firm of Ahearn, Jasco + Company, P.A. of Pompano Beach, Florida, as our independent auditors for the fiscal year ended December 31, 1999. Prior to engaging Ahearn, Jasco + Company, P.A., we had never consulted Ahearn, Jasco + Company, P.A. concerning either: (1) the application of accounting principles to a specified completed or uncompleted transaction; (2) the type of audit opinion that might be rendered on our financial statements; (3) a written report or oral advice that the new accountant concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (4) any matter that was the subject of a reportable event as described in paragraph
(a)(1)(iv) of Item 304 of Regulation S-B.

                       Where you can find more information

         We have filed with the SEC a Registration Statement containing this prospectus and encompassing any amendments thereto on Form SB-2 pursuant to the Securities Act with respect to the shares of common stock and warrants being offered in this offering. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by SEC rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to any contract, agreement or other document filed as an exhibit to the Registration Statement, please refer to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by reference to the Registration Statement and to the financial statements, schedules and exhibits filed as a part thereof.

         The Registration Statement filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Regional Offices of the SEC located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of those filings can be obtained from the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and may also be obtained from the website that the SEC maintains at http://www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information.

         As of the date of this prospectus, we will become subject to the reporting requirements of the Exchange Act and, in accordance therewith, will file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission set forth above, and copies of these materials can be obtained from the Commission's Public Reference Section at prescribed rates. We intend to furnish our shareholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

                      Colonial Direct Financial Group, Inc.
                                and Subsidiaries

                       ----------------------------------

                              Financial Statements

                       ----------------------------------

Management's Responsibility for Financial Statements                        F-2

Table of Contents - Financial Statements as of March 31, 2000
         and December 31, 1999                                              F-3

Index to Consolidated Financial Statements, year ended
         December 31, 1998                                                  F-27

              MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS


The consolidated financial statements and other financial information appearing in this prospectus were prepared by the management of Colonial Direct Financial Group, Inc. and its subsidiaries (collectively, the "Company"), which is responsible for the integrity and objectivity of this information. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and therefore include amounts that are based on information, judgments and management's best estimates.

Management of the Company maintains a system of internal accounting controls and procedures, which management believes is adequate under the circumstances. The system is intended to provide reasonable assurance, in relation to reasonable cost, that transactions are executed in accordance with management's authorization, are recorded properly and accurately, and that accountability for assets is maintained. These controls are supported by management's commitment to the integrity of the system.

The Company's consolidated financial statements for the years ended December 31, 1999 and 1998 have been audited, respectively, by Ahearn, Jasco + Company, P.A., and Kopple & Gottlieb, L.L.P., independent certified public accountants, to the extent required by generally accepted auditing standards. The role of the auditor is to form an independent judgment as to the fairness with which the statements present the financial condition of the Company and the results of its operations. While the independent accountants make selective tests of Company procedures and controls, it is neither practicable nor necessary for them to scrutinize all of the Company's transactions. The auditors' reports appear with the consolidated financial statements. The ultimate responsibility for the Company's consolidated financial statements remains with management; the auditors' responsibility is to express their opinion on the overall consolidated financial statement presentation.

Also appearing in the prospectus are the interim consolidated financial statements as of March 31, 2000 and 1999 and for the three-month periods then ended, which have been prepared by the management of the Company, and are not audited.

                     COLONIAL DIRECT FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                               TABLE OF CONTENTS
                                                                            Page
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                                F-4
----------------------------

FINANCIAL STATEMENTS, MARCH 31, 2000 and DECEMBER 31, 1999
----------------------------------------------------------

         Consolidated Balance Sheets                                        F-5

         Consolidated Statements of Operations                              F-6

         Consolidated Statement of Changes in Stockholders' Equity          F-7

         Consolidated Statements of Cash Flows                      F-8 and F-9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-10 to F-26
------------------------------------------

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of Colonial Direct Financial Group, Inc.


We have audited the accompanying consolidated balance sheet of Colonial Direct Financial Group, Inc. and subsidiaries (collectively, the "Company") as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Colonial Direct Financial Group, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                    /s/ Ahearn, Jasco + Company, P.A.
                                    --------------------------------------------
                                    AHEARN, JASCO + COMPANY, P.A.
                                    Certified Public Accountants


Pompano Beach, Florida
May 18, 2000

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------------------
                                                                                        March 31,
                                                                                -----------------------------  December 31,
                                                                                  2000              1999           1999
                                                                                ------------    -------------  -------------
                                                                                       (Unaudited)
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                    $ 301,493        $ 458,131    $ 1,035,809
     Due from clearing broker                                                             -        1,147,443        560,037
     Securities owned, at market value                                            1,563,244        1,005,138        636,885
     Receivable from investment company                                              63,078                -         36,662
     Accounts receivable, net                                                       280,066                -              -
     Notes receivable, current portion                                               23,305                -         22,924
     Forgivable loans, current portion                                              259,453                -        255,863
     Prepaid expenses and other                                                     156,266           83,487        124,112
                                                                                ------------    -------------   ------------
         TOTAL CURRENT ASSETS                                                     2,646,905        2,694,199      2,672,292
                                                                                ------------    -------------   ------------

PROPERTY AND EQUIPMENT, net                                                         782,947          409,273        560,881
                                                                                ------------    -------------   ------------

OTHER ASSETS:
     Notes receivable, less current portion                                         267,647                -        273,618
     Forgivable loans, less current portion                                       1,254,850                -        912,345
     Investment                                                                     150,000                -        150,000
     Goodwill, net                                                                1,914,002                -      1,063,030
     Other assets                                                                   306,279          200,545        266,287
                                                                                ------------    -------------   ------------
         TOTAL OTHER ASSETS                                                       3,892,778          200,545      2,665,280
                                                                                ------------    -------------   ------------

         TOTAL                                                                  $ 7,322,630      $ 3,304,017    $ 5,898,453
                                                                                ============    =============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued liabilities                                   $ 1,767,124      $ 1,333,677    $ 1,617,455
     Accrued litigation                                                             475,166                -        525,160
     Due to clearing broker                                                         333,299                -              -
     Securities sold, but not yet purchased, at market value                              -          342,845          4,902
     Lines of credit                                                                 31,018           57,556         34,672
     Long term debt, current portion                                                169,774           23,321         27,971
     Capital lease obligations, current portion                                      34,551            5,718         30,615
                                                                                ------------    -------------   ------------
         TOTAL CURRENT LIABILITIES                                                2,810,932        1,763,117      2,240,775
                                                                                ------------    -------------   ------------

LONG TERM DEBT, less current portion                                                  1,255           30,921          5,382
                                                                                ------------    -------------   ------------

CAPITAL LEASE OBLIGATIONS, less current portion                                      61,712           19,850         63,233
                                                                                ------------    -------------   ------------

STOCKHOLDERS' EQUITY:
     Preferred stock, $0.01 par value, $10 liquidation preference, 5,000,000 shares authorized; 150,000 shares designated
       Series A, 122,500 shares issued and outstanding                                1,225            1,225          1,225
     Common stock, $0.01 par value, 20,000,000 shares authorized;
       4,216,674 and 4,020,831 shares issued and outstanding at
       March 31, 2000 and December 31, 1999, respectively                            42,167           30,882         40,208
     Additional paid-in capital                                                   6,750,330        1,459,365      5,634,112
     Deficit                                                                     (2,344,991)          (1,343)    (2,086,482)
                                                                                ------------    -------------   ------------
         TOTAL STOCKHOLDERS' EQUITY                                               4,448,731        1,490,129      3,589,063
                                                                                ------------    -------------   ------------

         TOTAL                                                                  $ 7,322,630      $ 3,304,017    $ 5,898,453
                                                                                ============    =============   ============

                 See notes to consolidated financial statements.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------------------------------

                                                                             Three Months Ended
                                                                                 March 31,
                                                                         ------------------------            December 31,
                                                                           2000              1999               1999
                                                                           ----              ----               ----
                                                                                (Unaudited)

REVENUES:
     Commissions - agency                                                $ 4,520,469       $ 2,317,893         $ 9,424,407
     Commissions - principal                                                 596,277           943,885           1,333,123
     Other brokerage related income                                          438,123           314,671           1,249,110
     Investment banking                                                       85,240            26,204             489,217
     Other income                                                            332,637                 -              21,068
                                                                         -----------       -----------         -----------

         TOTAL REVENUES                                                    5,972,746         3,602,653          12,516,925
                                                                         -----------       -----------         -----------

OPERATING EXPENSES:
     Payroll and related costs                                             4,149,390         2,215,734           8,573,830
     Selling, general and administrative                                     985,318           756,339           2,839,480
     Clearing and transaction costs                                          684,911           452,109           1,260,588
     Costs of arbitration actions                                                  -            75,138             732,417
     Professional fees                                                       166,277            77,082             861,484
     Loss on abandoned assets                                                108,464                 -                   -
     Depreciation and amortization                                            76,339            29,788             146,920
     Interest                                                                 60,556            22,254             213,136
                                                                         -----------       -----------         -----------

         TOTAL OPERATING EXPENSES                                          6,231,255         3,628,444          14,627,855
                                                                         -----------       -----------         -----------

         LOSS BEFORE PROVISION FOR INCOME TAXES                             (258,509)          (25,791)         (2,110,930)

PROVISION FOR INCOME TAXES                                                         -                 -                   -
                                                                         -----------       -----------         -----------

         NET LOSS                                                         $ (258,509)        $ (25,791)       $ (2,110,930)
                                                                         ===========       ===========        ============


LOSS PER SHARE:
   Basic                                                                     ($0.061)          ($0.008)            ($0.645)
                                                                         ===========       ===========        ============
   Diluted                                                                   ($0.061)          ($0.008)            ($0.645)
                                                                         ===========       ===========        ============
   Weighted average common shares outstanding                              4,210,223         3,088,166           3,271,005
                                                                         ===========       ===========        ============

                 See notes to consolidated financial statements.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
                  THREE MONTHS ENDED MARCH 31, 2000 (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                           Preferred    Preferred     Common       Common      Additional   Retained       Total
                                             Stock,     Stock, at     Stock,      Stock, at     Paid-in     Earnings   Stockholders'
                                          # of Shares   par value   # of Shares   par value     Capital     (Deficit)     Equity
                                          -----------   ---------   -----------   ---------    ----------   --------   -------------

BALANCES, January 1, 1999                    122,500     $1,225     3,088,166      $30,882    $1,489,990     $ 24,448   $1,546,545

Stock issued pursuant to the Colonial
 Tax acquisition                                   -          -        66,666          667       339,330            -      339,997

Stock issued pursuant to the Colonial
 Retirement acquisition                            -          -       144,444        1,444       735,220            -      736,664

Issuances of common stock for cash,
 net of expenses                                   -          -       720,444        7,204     3,188,673            -    3,195,877

Stock issued for services                          -          -         1,111           11         5,655            -        5,666

Dividends paid to preferred
 shareholders                                      -          -             -            -      (122,500)           -     (122,500)

Capital contribution                               -          -             -            -        76,788            -       76,788

Capital distribution                               -          -             -            -       (79,044)                  (79,044)

Net loss for the year ended
 December 31, 1999                                 -          -             -            -             -   (2,110,930)  (2,110,930)
                                             -------     ------     ---------      -------    ----------   ----------   ----------

BALANCES, December 31, 1999                  122,500      1,225     4,020,831       40,208     5,634,112   (2,086,482)   3,589,063

Issuances of common stock for cash,
 net of expenses                                   -          -        29,176          292       148,508            -      148,800

Stock issued pursuant to the
 K&G Business acquisition                          -          -       166,667        1,667       998,335                 1,000,002

Dividends paid to preferred
 shareholders                                      -          -             -            -       (30,625)           -      (30,625)

Net loss for the three months ended
 March 31, 2000                                    -          -             -            -             -     (258,509)    (258,509)
                                             -------     ------     ---------      -------    ----------   ----------   ----------

BALANCES, March 31, 2000                     122,500     $1,225     4,216,674      $42,167    $6,750,330  $(2,344,991)  $4,448,731
                                             =======     ======     =========      =======    ==========  ===========   ==========


                 See notes to consolidated financial statements.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                -----------------------------          December 31,
                                                                                   2000               1999                 1999
                                                                                   ----               ----                 ----
                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                    $ (258,509)         $ (25,791)        $ (2,110,930)
    Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
       Depreciation and amortization                                                76,339             29,788              146,920
       Amounts forgiven under forgivable loans                                      78,905                  -               41,792
       Common stock issued for services                                                  -                  -                5,666
       Loss on abandoned assets                                                    108,464                  -                    -
       Changes in certain assets and liabilities, net of amounts
          from acquisitions:
          Due from clearing broker                                                 560,037            163,754              751,160
          Securities owned, at market value                                       (926,359)          (203,504)             214,137
          Accounts receivable, net                                                (280,066)                 -                    -
          Receivable from investment company                                       (26,416)                 -              (32,580)
          Prepaid expenses and other                                               (32,154)            45,016                4,391
          Other receivables                                                              -             42,691               43,684
          Accounts payable and accrued liabilities                                  59,669             81,542              390,273
          Accrued litigation                                                       (49,994)                 -              525,160
          Securities sold, but not yet purchased, at market value                   (4,902)           213,272             (124,671)
          Due to clearing broker                                                   333,299                  -                    -
                                                                                 ---------          ---------          -----------
            NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                   (361,687)           346,768             (144,998)
                                                                                 ---------          ---------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                           (148,773)           (34,950)            (207,256)
    Forgivable loans issued                                                       (425,000)                 -           (1,210,000)
    Purchase of investment                                                               -                  -             (150,000)
    Notes receivable issued                                                              -                  -             (300,000)
    Payments on notes receivable                                                     5,590                  -                3,458
    Change in other assets                                                         (39,992)          (156,326)            (221,168)
                                                                                 ---------          ---------          -----------
            NET CASH USED IN INVESTING ACTIVITIES                                 (608,175)          (191,276)          (2,084,966)
                                                                                 ---------          ---------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on long term debt and lines of credit                                 (12,592)           (17,329)             (95,508)
    Proceeds from long term debt and lines of credit                               138,000                  -                    -
    Payments on capital lease obligations                                           (8,037)            (1,719)             (12,765)
    Net proceeds from private placement                                            148,800                  -            3,195,877
    Capital contribution                                                                 -                  -               27,401
    Capital distribution                                                                 -                  -              (79,044)
    Preferred dividends                                                            (30,625)           (30,625)            (122,500)
                                                                                 ---------          ---------          -----------
            NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                    235,546            (49,673)           2,913,461
                                                                                 ---------          ---------          -----------

            NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (734,316)           105,819              683,497

CASH AND CASH EQUIVALENTS, Beginning of period                                   1,035,809            352,312              352,312
                                                                                 ---------          ---------          -----------

CASH AND CASH EQUIVALENTS, End of period                                         $ 301,493          $ 458,131          $ 1,035,809
                                                                                 =========          =========          ===========



                 See notes to consolidated financial statements.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



-----------------------------------------------------------------------------------------------------------------------------------
(continued)
                                                                                   Three Months Ended
                                                                                         March 31,
                                                                                ---------------------------            December 31,
                                                                                  2000               1999                 1999
                                                                                  ----               ----                 ----
                                                                                        (Unaudited)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid in cash during the period                                     $ 60,556           $ 22,254            $ 213,136
                                                                                ========           ========            =========
    Income taxes paid in cash during the period                                 $      -           $      -            $       -
                                                                                ========           ========            =========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

          On October 21, 1999, the Company recorded net tangible assets of approximately $6,400 and goodwill of approximately $333,600 in connection with the Colonial Tax Prep acquisition (see Note 10).

          On November 8, 1999, the Company recorded net tangible liabilities of approximately $4,700 and goodwill of approximately $741,400 in connection with the Colonial Retirement acquisition (see Note 10).

          During 1999, shareholders made capital contributions to the Company in the form of marketable securities for approximately $49,400.

          During 1999, the Company entered into a capital lease for approximately $79,300 for office equipment.

          On January 1, 2000, the Company recorded net tangible assets of approximately $116,000 and goodwill of approximately $884,000 in connection with the K&G Business Services acquisition (see Note 10).

          During the period ended March 31, 2000, the Company entered into a capital lease for approximately $10,500 for office equipment.




                 See notes to consolidated financial statements.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

         Organization and Basis of Presentation
         --------------------------------------
         Colonial Direct Financial Group, Inc. was incorporated on August 14, 1997 in the State of Delaware under the name First Colonial Securities Holding Corp., which was subsequently changed to Colonial Direct Financial Group, Inc., during 1999, ("Colonial"). On July 7, 1989, First Colonial Securities Group, Inc. ("First Colonial") was incorporated in the State of New Jersey and, subsequent to the formation of Colonial, was reorganized to be a wholly-owned subsidiary of Colonial. On September 23, 1999, Colonial Direct Capital Management, Inc. ("Management") was incorporated in the State of Florida, and subsequent to the formation of Colonial, was reorganized to be a wholly-owned subsidiary of Colonial. On October 21, 1999, Colonial acquired Certified Tax Returns USA, Inc. as a wholly-owned subsidiary of Colonial and, on November 17, 1999, amended the articles of incorporation to change the name to Colonial Direct Tax Preparation, Inc. ("Colonial Tax Prep"). On November 8, 1999, Colonial acquired KWT Consultants, Inc. as a wholly-owned subsidiary of Colonial and, on February 3, 2000, amended the articles of incorporation to change the name to Colonial Direct Retirement Services, Inc. ("Colonial Retirement"). Colonial and its subsidiaries are collectively referred to as "the Company". All significant intercompany balances and transactions are eliminated in consolidation.

         The Company is a diverse group of financial service companies all focused on delivering value to the consumer through the Internet and traditional methods of offering financial services. First Colonial, the principal subsidiary, operates as a registered securities broker/dealer under the rules of the National Association of Securities Dealers (the "NASD"). First Colonial also performs investment banking services, principal trading activities and buying and selling domestic securities for its own account. First Colonial currently operates out of 15 offices, of which four are corporate owned and the remainder are operated under agreements with independent contractors. Management provides administrative support services to the other subsidiaries as well as Colonial under a management agreement. Colonial Tax Prep is a tax return preparation company and Colonial Retirement is an employee benefits company.

         Unaudited Consolidated Financial Statements
         -------------------------------------------
         The unaudited consolidated March 31, 2000 and 1999 financial statements presented herein have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") regarding interim financial reporting and, accordingly, they do not include all the information and disclosures required by generally accepted accounting principles. In the opinion of management, the interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting mainly of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the periods shown. The interim consolidated financial statements for the three month period ended March 31, 2000 have been reviewed by an independent public accountant pursuant to Rule 310(b) of SEC Regulation S-B and following applicable standards for conducting such a review. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results for the full fiscal year.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

         Use of Estimates
         ----------------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Securities Transactions
         -----------------------
         Proprietary securities in regular-way trades are recorded on the trade date, as if they settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of First Colonial are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a settlement date basis to the customer with the related commission income and expenses recorded on a trade date basis.

         Marketable Securities
         ---------------------
         Marketable securities are recorded at market value and securities not readily marketable (if any) are recorded at fair value as determined by the board of directors. The resulting difference between cost and market (or fair value) is included in the statement of operations.

         Investment Banking
         ------------------
         Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which First Colonial acts as an underwriter or agent. Investment banking management fees are recorded on offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

         Property and Equipment
         ----------------------
         Property and equipment are recorded at cost and depreciated over the estimate useful lives of the assets using accelerated and straight-line methods. Expenditures for routine maintenance and repairs are charged to expenses as incurred.

         Intangible Assets
         -----------------
         The excess of investment cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over a period of 15 years. The goodwill arose from the acquisitions of Colonial Tax Prep and Colonial Retirement. Amortization of goodwill for the year ended December 31, 1999 was approximately $11,945.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

         Income Taxes
         ------------
         The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109 (SFAS No 109), "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carry forwards, and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. State minimum taxes are generally expensed as paid.

         Net Loss Per Common Share
         -------------------------
         The Company has adopted SFAS No. 128, "Earnings Per Share." SFAS 128 requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as the income or loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for common share equivalents such as convertible securities and options and warrants.

         Stock Based Compensation
         ------------------------
         In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation plans at fair value. The Company has chosen, in accordance with the provision of SFAS No. 123, to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) for its stock plans. Under APB 25, if the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense. SFAS No. 123 will be adopted for disclosure purposes only and will not impact the Company's financial position, annual operating results, or cash flows. For transactions with other than employees in which services were performed in exchange for stock, the transactions, if any, are recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever was more readily measurable.

         Cash and Cash Equivalents
         -------------------------
         Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less. The Company periodically maintains cash balances with financial institutions that are in excess of the federally insured limits.

         Fair Value of Financial Instruments
         -----------------------------------
         Cash, accounts payable and accrued liabilities are recorded in the financial statements at cost, which approximates fair value because of the short term maturity of those instruments. The estimated fair value of the Company's capital lease obligations and debt is also the same as the recorded amounts, as terms approximate current market conditions. Receivables and notes from related parties and employees are not subject to reasonable fair value estimation due to their unique nature.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

         Statement of Comprehensive Income
         ---------------------------------
         In accordance with SFAS No. 130, "Reporting Comprehensive Income", the Company is required to report its comprehensive income. Other comprehensive income refers to revenue, expenses, gains, and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income, as these amounts are recorded directly as an adjustment to stockholder's equity. A statement of comprehensive income is not presented since the Company had no items of other comprehensive income. Comprehensive income is the same as net income for the period presented herein.

         Advertising Costs
         -----------------
         Advertising costs are expensed as incurred and amounted to $64,511 in 1999.

         Segment Information
         -------------------
         The Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," effective January 1, 1999. SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual and interim financial reports to shareholders. It also establishes standards for related disclosures about an enterprise's business segments, products, services, geographic areas, and major customers.

         Recent Accounting Pronouncements
         --------------------------------
         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Among other provisions, it requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains and losses resulting from changes in the fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The effective date of this standard was delayed via the issuance of SFAS No. 137. The effective date for SFAS No. 133 is now for fiscal years beginning after June 15, 2000, though earlier adoption is encouraged and retroactive application is prohibited. The Company must adopt this standard no later than January 1, 2001. The Company does not expect the adoption of this standard to have a material impact on results of operations, financial position or cash flows.

--------------------------------------------------------------------------------
NOTE 2.  PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

         Property and equipment at December 31, 1999 consists of the following:

         Equipment owned under capital leases                   $ 111,683
         Furniture and equipment                                  786,835
         Leasehold improvements                                   132,730
         Less accumulated depreciation                           (470,367)
         ----------------------------------------------------------------

         Property and equipment, net                            $ 560,881
         ================================================================

         Depreciation expense for the year ended December 31, 1999 was approximately $134,975, and it includes amortization of equipment owned under capital leases. During 1999, the Company acquired $79,326 of equipment under capital leases.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 3.  INVESTMENT
-------------------------------------------------------------------------------

         At December 31, 1999, the investment consists of 223,327 shares of restricted common stock of TradingGear.com, and the investment is valued at cost, which management believes approximates its fair market value. This investment was acquired in October 1999 for $150,000.

--------------------------------------------------------------------------------
NOTE 4.  FORGIVABLE LOANS
--------------------------------------------------------------------------------

         During 1999, the Company issued $1,210,000 of forgivable loans to 10 employees and one stockholder in lieu of sign on bonuses. The terms of the loans range from two to five years and all loans bear interest at a rate of 7.125%, with scheduled maturity dates from 2001 to 2005. The shareholder's loan is for $120,000 (which is included in the $1,210,000) with the same terms as described above. For each year the employee and/or shareholder is in good standing with the Company, the Company forgives a ratable portion of the principal and related interest and charges this amount to compensation expense. If the employee is terminated either voluntarily or for just cause the principal balance plus accrued interest is due and payable within 120 days. If the employee is terminated without just cause or upon death or disability the principal balance plus accrued interest is immediately forgiven.

         As of December 31, 1999, the balance of the forgivable loans was $1,168,208, of which $255,863 is classified as current. The remaining long-term portion of $912,345 is scheduled for forgiveness as follows:
         $270,223 in 2001, $247,269 in 2002, $194,922 in 2003, $150,361 in 2004
         and $49,570 thereafter.

--------------------------------------------------------------------------------
NOTE 5.  SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED
--------------------------------------------------------------------------------

         Securities owned and securities sold but not yet purchased consist of marketable trading and investment securities at quoted market values. These securities consist of the following:

                                                                 Sold But Not
                                                 Owned           Yet Purchased
                                               ----------    ------------------

         Corporate stocks                      $ 129,669           $ 4,902
         State and municipal obligations         460,978              -
         Options and warrants                     46,238              -
         ----------------------------------------------------------------------

              Total                            $ 636,885           $ 4,902
         ======================================================================

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

--------------------------------------------------------------------------------
NOTE 6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
-------------------------------------------------------------------------------

         Accounts payable and accrued liabilities consist of the following:

                                                                       March 31,
                                                             -------------------------------       December 31,
                                                                 2000              1999                1999
                                                             --------------    -------------     ----------------
                                                                      (Unaudited)

         Accounts payable                                         $346,905        $ 198,277            $ 322,058
         Accrued liabilities:
              Payroll and related expenses                       1,241,579        1,079,655            1,128,908
              Due to former owner of subsidiary                     54,158          -                       -
              Professional fees and other                           93,857           25,120              135,864
              Dividends payable                                     30,625           30,625               30,625
                                                             --------------    -------------     ----------------
                   Total                                        $1,767,124       $1,333,677           $1,617,455
                                                             ==============    =============     ================

--------------------------------------------------------------------------------
NOTE 7.  DEBT OBLIGATIONS
--------------------------------------------------------------------------------

         Lines of Credit
         ---------------
         The Company has two revolving lines of credit with a financial services company. The maximum amount available under these lines of credit is $30,000 and $155,000, respectively. As of December 31, 1999, the lines of credit had an outstanding balance of $12,634 and $22,038, respectively. Interest on both lines of credit is payable at prime plus 1% (approximately 8.75% at December 31, 1999).

         Notes Payable
         -------------
         The borrowings under notes payable as of December 31, 1999 consists of the following:

         Term loan payable to a financial services company in monthly installments of $590 through 2000 plus interest payable monthly at
         8.5%.                                                                  $4,555

         Term loan payable to a financial services company in monthly installments of $1,908 through 2001 plus interest payable monthly at
         8.5%.                                                                   26,851

         Term loan payable to a financial services company in monthly installments of $192 through 2000 plus interest payable monthly at
         16.3%. Certain furniture and equipment serves as collateral under this
         loan.                                                                    1,947
                                                                                -------

         Total long term debt                                                    33,353
         Less: current portion                                                   27,971
                                                                                -------

              Long term portion                                                  $5,382
                                                                                =======

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 8.  CAPITAL LEASE OBLIGATIONS
--------------------------------------------------------------------------------

         Certain office equipment was acquired under the provisions of various long-term leases and the Company has capitalized the minimum lease payments. The leases vary from three years to five years beginning in 1997 and all leases terminate in 2002. As of December 31, 1999, the leased property has a recorded cost of $111,683, and accumulated depreciation totaled $20,740 (see Note 2).

         Future minimum lease payments under the capital leases and the net present value of the future minimum lease payments subsequent to December 31, 1999 are as follows:

         Future minimum lease payments                                $ 114,828
         Less: amount representing interest                             (20,980)
         -----------------------------------------------------------------------
         Present value of minimum lease payments                         93,848
         Less: Current portion                                          (30,615)
         -----------------------------------------------------------------------

         Long-term capital lease obligation                          $   63,233
         =======================================================================

         Future minimum lease payments are as follows: $30,615 in 2000; $35,213 in 2001; and $28,020 in 2002.

--------------------------------------------------------------------------------
NOTE 9.  INCOME TAXES
--------------------------------------------------------------------------------

         A summary of income taxes for the year ended December 31, 1999 is as follows:

         Currently payable:
            Federal                                                  $        -
            State                                                             -
         Deferred tax benefit                                           811,800
         -----------------------------------------------------------------------
                   Income tax benefit                                   811,800
         Valuation allowance                                           (811,800)
         -----------------------------------------------------------------------

                    Net income tax provision                         $        -
         =======================================================================

         Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to net deferred income tax assets at December 31, 1999 relate to the following:

         Net operating loss carryforward                           $    607,700
         Depreciation                                                    (9,600)
         Accrued liabilities                                            234,800
         Valuation allowance                                           (826,200)
         -----------------------------------------------------------------------

                    Net deferred income tax asset                  $      6,700
         =======================================================================

         A combined estimated federal and state tax rate of approximately 40% has been used for all deferred tax computations. The tax benefit prior to the allowance differs from the Federal statutory rate of 34% because of non-deductible expenses and the effect of the state income tax benefit.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 9.  INCOME TAXES (continued)
--------------------------------------------------------------------------------

         The Company has recorded a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets that may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences and/or carryforward losses become deductible.

         The Company has available tax net operating loss carryovers ("NOLs") as of December 31, 1999 of approximately $1,519,000. The NOLs will begin to expire in the year 2019. Certain provisions of the tax law may limit the net operating loss carryforwards available for use in any given year in the event of a significant change in ownership interest. There have already been significant changes in stock ownership; however, management believes that an ownership change has not yet occurred which would cause the net operating loss carryover to be significantly limited.

         The tax provisions for the three month periods ended March 31, 2000 and 1999 are zero, as any benefit from the net operating losses have been offset in their entirety by the valuation allowances.

--------------------------------------------------------------------------------
NOTE 10. ACQUISITION ACTIVITIES
--------------------------------------------------------------------------------

         Colonial Tax Prep
         -----------------

         On October 21, 1999, Colonial completed the acquisition of Colonial Tax Prep in a tax-free stock exchange. Management of Colonial placed a value of $339,997 on the 66,666 shares of common stock issued to the shareholders of Colonial Tax Prep a valuation based on a common share private placement (see Note 11). The cost of the acquisition was allocated to the assets using the purchase accounting method approximately as follows:

         Depreciable tangible property and equipment                    $ 5,164
         Receivables and other assets, net                                1,240
         Goodwill                                                       333,593
         -----------------------------------------------------------------------

                   Total                                              $ 339,997
         =======================================================================

         As a result, Colonial Tax Prep became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

--------------------------------------------------------------------------------
NOTE 10. ACQUISITION ACTIVITIES (continued)
--------------------------------------------------------------------------------

         Colonial Retirement
         -------------------

         On November 8, 1999, Colonial completed the acquisition of Colonial Retirement in a tax-free stock exchange. Management of Colonial placed a value of $736,664 on the 144,444 shares of common stock issued to the shareholders of Colonial Retirement a valuation based on a common share private placement (see Note 11). The cost of the acquisition was allocated to the assets using the purchase accounting method approximately as follows:

         Receivables and other assets, net                          $     4,736
         Liabilities assumed                                             (9,454)
         Goodwill                                                       741,382
         -----------------------------------------------------------------------

                   Total                                              $ 736,664
         =======================================================================

         As a result, Colonial Retirement became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition. The acquisition agreement with Colonial Retirement also contains a contingency clause, under which the transaction may be unwound if the Company has not completed an initial public offering of its common stock for at least $10,000,000 within 18 months of the closing date of the acquisition.

         Kopple & Gottlieb LLP
         ---------------------
         On January 1, 2000, Colonial purchased certain assets and liabilities of Kopple & Gottlieb LLP, a certified public accounting firm, in an asset purchase agreement. Management of Colonial placed a value of $1,000,002 on the 166,667 shares of common stock issued to the members of Kopple & Gottlieb LLP. This acquisition will be accounted for as a purchase. The Company anticipates allocating approximately $884,000 of the acquisition cost to goodwill and the remaining $116,000 of the acquisition cost to net assets as the purchase was primarily for obtaining rights to the revenue stream of the acquired entity.

         As a result, the successor entity to Kopple & Gottlieb LLP, K&G Business Services, Inc., became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company will include the operating results of the acquired entity since the date of acquisition.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 10. ACQUISITION ACTIVITIES (continued)
--------------------------------------------------------------------------------

         Pro Forma Financial Information
         -------------------------------

         The following pro forma summary presents the results of operations as if the Colonial Tax Prep, Colonial Retirement, and K&G Business Services acquisitions had occurred at January 1, 1999, after giving effect to certain adjustments, including amortization of goodwill. These pro forma results have been prepared for illustrative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of those dates, or results of which may occur in the future.

                                                          1999 Consolidated
                                                         Pro forma (12 months)
                                                       -------------------------
                                                            (Unaudited)
         Revenues                                         $  13,005,972
         Goodwill charges                                       130,573
         Other expenses                                      15,424,737
         -----------------------------------------------------------------------
                   Loss from operations                       (2,549,338)
         Interest income, net                                   372,577
         -----------------------------------------------------------------------

                   Net loss                                 $(2,176,761)
         =======================================================================

--------------------------------------------------------------------------------
NOTE 11. STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

         Preferred Stock
         ---------------

         The Company has authorized 5,000,000 shares of $0.01 par value preferred stock. The Company is authorized to provide for the issuance of shares of preferred stock and to establish the number of shares included in each series and to fix the designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions of each such series.

         In November 1997, the Company designated 150,000 shares of the preferred stock as Series A Convertible Preferred Stock. The holders of Series A Preferred Stock have no voting rights, rights to convert into common shares, a $10 liquidation preference, and preferential rights to receive quarterly dividends at an annual rate of 10% before dividends can be paid on the common shares. For the year ended December 31, 1999 the Company paid dividends to the Series A Preferred Stockholders in the amount of $122,500. As of December 31, 1999 there are no amounts due to the Series A Preferred Stockholders for dividends in arrears.

         On June 30, 1999, the conversion ratio for the Series A Preferred Stock was adjusted to provide for the receipt of 2.94 shares of common stock upon the conversion of one share of Series A Preferred Stock. Previously, the conversion ratio was one share of Series A Preferred Stock for two shares of common stock. The new conversion ratio, which was effective June 30, 1999, was determined pursuant to the stock split of the Company's common stock.

         The Company, at its option may redeem, in whole or in part, the shares of Series A Preferred Stock outstanding at any time after November 26, 2000, the third anniversary of the date of the initial issuance of the Series A Preferred Stock. The redemption price is set at $11 per share.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 11. STOCKHOLDERS' EQUITY (continued)
--------------------------------------------------------------------------------

         Common Stock
         ------------
         The Company has authorized 20,000,000 shares of $0.01 par value common stock. The holders of the common stock are entitled to one vote per share and have non-cumulative voting rights. The holders are also entitled to receive dividends when, as, and if declared by the Board of Directors. Additionally, the holders of the common stock do not have any preemptive right to subscribe for, or purchase, any shares of any class of stock.

         As described above, on June 30, 1999, the Board of Directors of the Company resolved to split the common stock on a 1.47022 to 1 share basis in anticipation of a private placement stock issuance. The reported shares of the Company have been restated to January 1, 1999 for this stock split.

         Private Placement of Common Stock
         ---------------------------------
         On August 10, 1999, the Company issued a private offering memorandum to sell up to 1,000,000 shares of common stock at $5.10 per share under Rule 501(a) of Regulation D of the Securities Act of 1933. As of December 31, 1999, the Company has sold a total of 720,444 shares that resulted in net proceeds of $3,195,877. Subsequent to December 31, 1999, an additional 29,176 shares of common stock were sold for gross proceeds totaling approximately $148,800.

         Stock Option Plan
         -----------------
         In 1998, the Company established a stock option plan (the "Plan") and issued stock options to key employees and officers. The Company has authorized and reserved 1,000,000 shares of its common stock for this Plan. In 1999, the Company amended the Plan to include directors and consultants, and to increase the number of shares of common stock reserved under the Plan to 1,500,000. At the date of each option grant, the Plan Administrators have the sole discretion to set option terms, including whether the option is an incentive option, the option price per share, and its duration. Outstanding options until fully vested are contingent upon continued service.

         During 1999, the Plan Administrators granted options that are exercisable for 362,542 shares of Common Stock at a per option exercise price ranging from $6.00 to $6.60.

         SFAS No. 123 requires entities that account for awards for stock-based compensation to employees in accordance with APB 25 to present pro forma disclosures of results of operations and earnings per share as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions: a risk-free interest rate of 5.75%, no dividend yield, no volatility since the Company common stock is not traded on a public exchange and a weighted-average expected life of the option of five years. The fair value of the options was approximately $2.49 at December 31, 1999.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 11. STOCKHOLDERS' EQUITY (continued)
--------------------------------------------------------------------------------

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's net loss of $2,110,930 would have been increased to the pro forma amount of $2,298,306 for the year ended December 31, 1999. The Company's basic and diluted loss per share of $0.645 would have been increased to the pro forma loss per share of $0.703 for the year ended December 31, 1999.

         The pro forma amounts may not be representative of the future effects on reported net income and earnings per share that will result from the future granting of stock options since future pro forma compensation expense may be allocated over the periods in which options become exercisable and new option awards may be granted each year. The following table presents the Company's stock option activity for 1999:

                                                             Optioned           Weighted-Average
                                                              Shares             Exercise Price
                                                            ------------      ------------------
         Options outstanding at January 1, 1999                376,000                $ 3.46

         Issued in 1999                                        362,542                  6.12
         Forfeited in 1999                                      (3,500)                 6.12
         ---------------------------------------------------------------------------------------

         Options outstanding at December 31, 1999              735,042                $ 4.76
         =======================================================================================

         The options outstanding at December 31, 1999 expire at various times throughout 2003 and 2004. Of the options outstanding at December 31, 1999, 75,200 are available for exercise by the option holder.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 12. RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

         Capital Contributions
         ---------------------
         In July 1999, a stockholder of the Company contributed municipal securities with a market value of $49,388 to the Company as additional paid-in capital. During 1999, the Company's primary stockholder contributed capital to the Company in the form of cash for $27,400 and a note receivable for $120,000. The corresponding payable is with First Colonial and was issued under a satisfactory subordination agreement approved by the NASD. The NASD must approve any prepayment or early retirement on the subordinate note payable. The note receivable and note payable do not appear on the consolidated balance sheet because they were eliminated in consolidation.

         Distribution to Shareholder
         ---------------------------
         During 1999, the Company distributed $79,044 to the primary stockholder as a return of his initial capital investment.

         Employee Advances
         -----------------
         During 1999, the Company advanced approximately $60,000 to employees. Subsequent to December 31, 1999 approximately $32,500 was repaid.

         Notes Receivable - Shareholders
         -------------------------------
         During 1999, the primary stockholder received a loan from the Company and executed a promissory note in return. The original loan balance was $150,000 and bears no interest if paid in full by December 31, 1999. The loan was not paid in full as of December 31, 1999 and as a result interest will accrue at a rate of 7.125% per annum, effective
         January 1, 2000.

         During 1999, two shareholders received loans from the Company and executed promissory notes in return. The original loan balances were $50,000 and $100,000 and these loans bear interest at a rate of 6% and 7% per annum, respectively. The principal is paid monthly and the interest is paid annually. As of December 31, 1999 the notes receivable balance was $146,542 of which $22,924 is classified as current. The remaining long-term portion of $123,618 is scheduled for repayment as follows: $24,484 in 2001, $26,150 in 2002, $27,929 in 2003, $23,042 in
         2004 and $22,013 thereafter.


--------------------------------------------------------------------------------
NOTE 13. COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

         Lease Commitments
         -----------------

         Office Facilities
         -----------------
         The Company leases various office facilities under operating leases. The total rental payments due under the leases are being amortized over the lives of the leases on a straight-line basis in accordance with applicable accounting standards. These leases have expiration dates from 2000 to 2008 with initial lease periods ranging from one year to eight years. Two leases were executed at the end of 1999 for which occupancy is not scheduled until the year 2000. The Company executed a $200,000 letter of credit in favor of the lessor for one of these two leases.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 13. COMMITMENTS AND CONTINGENCIES (continued)
--------------------------------------------------------------------------------

         Office Facilities (continued)
         -----------------
         Future minimum rental payments subsequent to December 31, 1999 are as follows:

         Year Ending December 31:
            2000                                                    $ 1,227,225
            2001                                                      1,285,941
            2002                                                      1,021,636
            2003                                                        844,779
            2004                                                        844,779
         Thereafter                                                   2,430,089
         -----------------------------------------------------------------------

         Total lease commitments                                    $ 7,654,449
         =======================================================================

         Total rent expense for office facilities for the year ended December 31, 1999 was approximately $424,000.

         Office Equipment and Automobiles

         The Company leases office equipment and automobiles under operating leases. Future minimum rental payments subsequent to December 31, 1999 are as follows:

         Year Ending December 31:
            2000                                                      $ 110,114
            2001                                                        101,207
            2002                                                        100,127
            2003                                                         92,250
            2004                                                         56,550
         -----------------------------------------------------------------------

         Total lease commitments                                      $ 460,248
         =======================================================================

         Total rent expense for office equipment and automobiles for the year ended December 31, 1999 was approximately $136,659.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 13. COMMITMENTS AND CONTINGENCIES (continued)
--------------------------------------------------------------------------------

         NASD Arbitration
         ----------------

         Settled actions:
         ---------------
         During the year ended December 31, 1999, the Company and/or First Colonial settled approximately 10 separate NASD arbitration actions for a total of approximately $255,220.

         Pending actions:
         ----------------
         The Company and/or First Colonial have been named in several separate NASD arbitration actions filed by former clients for allegedly violating securities laws and NASD rules. These actions have not been settled as of December 31, 1999. Management intends to vigorously defend against these claims, and the accompanying financial statements include an accrual for losses that may result from the ultimate outcome of certain of these actions. For certain other actions referred to counsel, counsel has advised the Company that it is unable to opine on the likelihood of an unfavorable outcome, therefore, the financial statements are affected by an uncertainty, the outcome of which is not susceptible to reasonable estimation. Management believes that the settlement or resolution of all of these actions will not have an additional material effect on the financial position or results of operations of the Company, however, the amount accrued at December 31, 1999 may not be sufficient to cover all claims that may ultimately be settled against the Company, and this potential additional charge may be material.

--------------------------------------------------------------------------------
NOTE 14. CONCENTRATIONS AND CREDIT RISKS
--------------------------------------------------------------------------------

         As part of its normal operations, the Company, through First Colonial, will periodically sell securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to December 31, 1999.

         The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Such transactions may expose the Company to significant off-balance-sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

         The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company and its clearing broker monitor required margin levels and, pursuant to regulatory guidelines, require the customers to deposit additional collateral or to reduce positions when necessary.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 14. CONCENTRATIONS AND CREDIT RISKS (continued)
--------------------------------------------------------------------------------

         The Company's customer financing and securities settlement activities require the Company to pledge customer securities as collateral in support of various secured financing sources such as bank loans and securities loaned. In the event the counterpart is unable to meet its contractual obligation to return customer securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customers obligations. The Company controls this risk by monitoring the market value of securities pledged and by requiring adjustments of collateral levels in the event of excess market exposure. In addition, the Company establishes credit limits for such activities and monitors compliance.

         The Company is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty.

--------------------------------------------------------------------------------
NOTE 15. NET CAPITAL REQUIREMENTS
--------------------------------------------------------------------------------

         First Colonial is subject to the Securities and Exchange Commission uniform net capital rule (rule 15c3-1), which requires the maintenance of minimal net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. As of December 31, 1999, First Colonial (as a separate entity on an unconsolidated basis) had net capital of $529,508, which was $279,508 in excess of its required net capital of $250,000. First Colonial had a ratio of aggregate indebtedness to net capital of 1.92 to 1, based on an aggregated indebtedness of $1,018,512 as of December 31, 1999.

--------------------------------------------------------------------------------
NOTE 16. NET LOSS PER COMMON SHARE
--------------------------------------------------------------------------------

         For the year ended December 31, 1999 and the interim periods ended March 31, 2000 and 1999, basic and diluted weighted average common shares include only common shares outstanding. The inclusion of common share equivalents would be anti-dilutive and, as such, they are not included. However, the common stock equivalents, if converted, would have increased common shares outstanding at December 31, 1999 by 1,095,192 shares, at March 31, 2000 by 1,181,192 shares and at March 31, 1999 by 736,150 shares.

         A reconciliation of the number of common shares shown as outstanding in the consolidated financial statements with the number of shares used in the computation of weighted average common shares outstanding is shown below:

                                                                       Three Months Ended          Year Ended
                                                                           March 31,              December 31,
                                                                   ---------------------------   ----------------
                                                                       2000          1999             1999
                                                                   -------------  ------------   ----------------
                                                                          (Unaudited)
         Common shares outstanding                                    4,216,674     3,088,166          4,020,831
         Effect of weighting                                              6,451        -                 749,826
         --------------------------------------------------------------------------------------------------------

         Weighted average common shares outstanding                   4,210,223     3,088,166          3,271,005
         ========================================================================================================

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
NOTE 17. OPERATING SEGMENT INFORMATION
-------------------------------------------------------------------------------

         The Company's reportable operating segments are (a) First Colonial, a registered securities broker/dealer under the rules of the NASD and (b) all others. Transactions between segments affecting their reported income are immaterial.

                                                                        December 31, 1999
                                                 ---------------------------------------------------------------
                                                        First                  All                 Totals
                                                      Colonial                Other
                                                 -------------------     ----------------    -------------------
         Total revenues                                $  12,487,228        $      29,697        $ 12,516,925

         Total operating expense                          13,687,439              940,416          14,627,855
                                                      --------------        -------------       -------------
         Net loss                                         (1,200,211)            (910,719)         (2,110,930)
                                                      ==============        =============       =============

         Total assets                                  $   2,015,924        $   3,882,529        $  5,898,453
                                                      ==============        =============       =============


                                                                   March 31, 2000 (Unaudited)
                                                 ---------------------------------------------------------------
                                                        First                  All                 Totals
                                                      Colonial                Other
                                                 -------------------     ----------------    -------------------
         Total revenues                               $    5,606,240        $     366,506        $    5,972,746
         Total operating expense                           5,302,976              928,279             6,231,255
                                                      --------------        -------------        --------------
         Net income (loss)                                   303,264             (561,773)             (258,509)
                                                      ==============        =============        ==============

         Total assets                                 $    2,191,058        $   5,131,572        $    7,322,630
                                                      ==============        =============        ==============

         For the three month period ended March 31, 1999, First Colonial was the only operating entity and as a result operating segment information is the same as the consolidated financial information for such period.

--------------------------------------------------------------------------------
NOTE 18. SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

         On January 25, 2000, a shareholder received a $100,000 loan from the Company and executed a promissory note in return. The term of loan is for four years and bears interest at a rate of 7.125%. For each year this stockholder remains an employee in good standing with the Company, the Company forgives a ratable portion of the principal and related interest and charges this amount to compensation expenses. If the employee is terminated either voluntarily or for just cause the principal balance plus accrued interest is due and payable within 120 days. If the employee is terminated without cause or upon death or disability the principal balance plus accrued interest is immediately forgiven.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

                   Index to Consolidated Financial Statements
                   ------------------------------------------

                                                                        Page
                                                                        ----

Independent auditors' report                                             F-28

Consolidated financial statements

      Balance sheet                                                      F-29
      Statement of operations                                            F-30
      Statement of changes in stockholders' equity                       F-31
      Statement of cash flows                                            F-32

Notes to consolidated financial statements                           F-33 - F-44

                          INDEPENDENT AUDITOR'S REPORT





Board of Directors
Colonial Direct Financial Group, Inc.



We have audited the accompanying consolidated balance sheet of COLONIAL DIRECT FINANCIAL GROUP, INC. (formerly doing business as First Colonial Securities Holding Corp. and Subsidiary) as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of COLONIAL DIRECT FINANCIAL GROUP, INC. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





KOPPLE & GOTTLIEB, LLP

February 18, 1999

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------
                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                DECEMBER 31, 1998
                                -----------------
                                     ASSETS
                                     ------

Current assets
      Cash and cash equivalents                                                  $   352,312
      Due from clearing broker                                                     1,311,197
      Securities owned, at market                                                    801,634
      Other receivable                                                                42,691
      Employee advances                                                               29,540
      Prepaid expenses                                                                98,963
                                                                                 -----------
          Total current assets                                                     2,636,337
                                                                                 -----------
Property and equipment, net                                                          404,111
                                                                                 -----------
Other assets                                                                          44,219
                                                                                 -----------
          Total                                                                  $ 3,084,667
                                                                                 ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Accounts payable and accrued liabilities                                     $ 871,898
      Payable to clearing broker                                                     345,831
      Securities sold, but not yet purchased, at market                              129,573
      Lines of credit                                                                 67,564
      Long term debt, current portion                                                 61,246
      Capital lease obligations, current portion                                       5,718
                                                                                 -----------
          Total current liabilities                                                1,481,830
                                                                                 -----------
Long term debt, less current portion                                                  34,723
                                                                                 -----------
Long term portion, capital lease obligations                                          21,569
                                                                                 -----------
Stockholders' equity
      Preferred stock, $0.01 par value, $10 liquidation preference,
         5,000,000 shares authorized; 150,000 shares designated
         Series A, 122,500 shares issued and outstanding                               1,225
      Common stock, $0.01 par value, 20,000,000 shares authorized;
         3,088,166 shares issued and outstanding                                      30,882
      Additional paid-in capital                                                   1,489,990
      Retained earnings                                                               24,448
                                                                                 -----------
          Total stockholders' equity                                               1,546,545
                                                                                 -----------
          Total                                                                  $ 3,084,667
                                                                                 ===========

                 See notes to consolidated financial statements.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      ------------------------------------
                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


Revenues
      Commissions - agency                                                       $ 9,835,701
      Commissions - principal                                                      4,802,829
      Investment banking                                                           1,133,150
      Other brokerage related income                                               1,132,747
                                                                                 -----------
          Total revenues                                                          16,904,427
                                                                                 -----------
Operating expenses
      Payroll and related costs                                                   11,970,120
      Clearing and transaction costs                                               1,697,723
      Selling, general and administrative                                          2,692,182
      Professional fees                                                              280,784
      Cost of arbitration actions                                                    155,945
      Interest                                                                        45,943
                                                                                 -----------
          Total operating expenses                                                16,842,697
                                                                                 -----------
Income before provision for income taxes                                              61,730
Provision for income taxes                                                            25,709
                                                                                 -----------
Net income                                                                            36,021
Dividends paid on preferred stock                                                   (108,247)
                                                                                 -----------
Net loss available to common stockholders                                        $   (72,226)
                                                                                 ===========
Loss per share
      Basic                                                                      $    (0.023)
                                                                                 ===========
      Diluted                                                                    $    (0.023)
                                                                                 ===========
      Weighted average common shares outstanding                                   3,088,166
                                                                                 ===========

                 See notes to consolidated financial statements.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           ---------------------------------------------------------
                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

                                           Preferred          Preferred          Common            Common           Additional
                                            Stock,            Stock, at          Stock,           Stock, at          Paid-in
                                          # of Shares         Par Value       # of Shares         Par Value          Capital
                                          -----------         ---------       -----------         ---------          -------
Balance, January 1, 1998                    127,500            $ 1,275         3,088,166          $ 30,882         $ 1,539,940

Preferred dividends                            -                    -              -                  -                  -

Repurchase  and retirement
      of preferred stock                     (5,000)               (50)            -                  -                (49,950)

Net income 1998                                -                  -                -                  -                  -
                                            -------            -------         ---------          --------         -----------
Balance, December 31, 1998                  122,500            $ 1,225         3,088,166          $ 30,882         $ 1,489,990
                                            =======            =======         =========          ========         ===========

(RESTUBBED TABLE)

                                                                 Total
                                              Retained       Stockholders'
                                              Earnings           Equity
                                              --------           ------
Balance, January 1, 1998                       $ 96,674       $ 1,668,771

Preferred dividends                            (108,247)         (108,247)

Repurchase  and retirement
      of preferred stock                            -             (50,000)

Net income 1998                                  36,021            36,021
                                               --------       -----------
Balance, December 31, 1998                     $ 24,448       $ 1,546,545
                                               ========       ===========

                 See notes to consolidated financial statements.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

Cash flows from operating activities
      Net income                                                                                   $  36,021
      Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                                              103,167
          Changes in certain assets and liabilities
             Due from clearing broker                                                                592,910
             Securities owned, at market value                                                      (762,748)
             Employee advances                                                                       (18,036)
             Other receivables                                                                       (38,999)
             Prepaid expenses                                                                        (47,874)
             Other assets                                                                             (1,925)
             Accounts payable and accrued liabilities                                                224,972
             Securities sold, but not yet purchased                                                  148,509
                                                                                                   ---------
                    Net cash provided by operating activities                                        235,997
                                                                                                   ---------
Cash flows from investing activities
      Purchase of property and equipment                                                            (229,500)
      Security deposits                                                                                2,124
                                                                                                   ---------
                    Net cash used in investing activities                                           (227,376)
                                                                                                   ---------
Cash flows from financing activities
      Payments on lines of credit                                                                    (36,442)
      Payments on long term debt                                                                     (16,022)
      Payments on capital lease obligations                                                           (4,069)
      Redemption of preferred stock                                                                  (50,000)
      Preferred dividends                                                                           (108,247)
                                                                                                   ---------
                    Net cash used in financing activities                                           (214,780)
                                                                                                   ---------
Net decrease in cash and cash equivalents                                                           (206,159)
Cash and cash equivalents, beginning of year                                                         558,471
                                                                                                   ---------
Cash and cash equivalents, end of year                                                             $ 352,312
                                                                                                   =========
Supplemental cash flow disclosures
      Cash paid during the year for
          Interest                                                                                 $  45,943
                                                                                                   =========
          Taxes                                                                                    $  28,011
                                                                                                   =========
Supplemental disclosure of non-cash investing
      and financing activities
          The Company recorded capital lease obligations
          relating to the acquisition of equipment                                                 $   5,642
                                                                                                   =========

                 See notes to consolidated financial statements.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation
--------------------------------------

Colonial Direct Financial Group, Inc. was incorporated on August 14, 1997 in the State of Delaware under the name First Colonial Securities Holding Corp., which was subsequently changed to Colonial Direct Financial Group, Inc. ("Colonial") during 1999. On July 7, 1989, First Colonial Securities Group, Inc. ("First Colonial") was incorporated in the State of New Jersey and, subsequent to the formation of Colonial, was reorganized to be a wholly-owned subsidiary of Colonial. Colonial and its subsidiary are collectively referred to as "the Company." All significant intercompany balances and transactions are eliminated in consolidation.

Colonial is a holding company for First Colonial, the wholly owned subsidiary. First Colonial operates as a registered securities broker/dealer under the rules of the National Association of Securities Dealers (the "NASD"). First Colonial also performs investment banking services, principal trading activities and buying and selling domestic securities for its own account.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities Transactions
-----------------------

Proprietary securities in regular-way trades are recorded on the trade date, as if they settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of First Colonial are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a settlement date basis to the customer with the related commission income and expenses recorded on a trade date basis.

Commissions
-----------

Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Marketable Securities
---------------------

Marketable securities are recorded at market value and securities not readily marketable (if any) are recorded at fair value as determined by the board of directors. The resulting difference between cost and market (or fair value) is included in the statement of operations.

Investment Banking
------------------

Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which First Colonial acts as an underwriter or agent. Investment banking management fees are recorded on offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

Property and Equipment
----------------------

Property and equipment are recorded at cost and depreciated over the estimated useful lives of those assets using accelerated and straight-line methods. Expenditures for routine maintenance and repairs are charged to expenses as incurred.

Income Taxes
------------

The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carry forwards, and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. State minimum taxes are generally expensed as paid.

Net Loss Per Common Share
-------------------------

The Company has adopted SFAS No. 128, "Earnings Per Share." SFAS 128 requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as the income or loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for common share equivalents such as convertible securities and options and warrants.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss Per Common Share (Continued)
-------------------------------------

For the year ended December 31, 1998, basic and diluted weighted average common shares include only common shares outstanding. The inclusion of common share equivalents would be anti-dilutive and, as such, they are not included. However, common stock equivalents, if converted, would have increased common shares outstanding at December 31, 1998 by 736,150 shares.

Stock Based Compensation
------------------------

In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation plans at fair value. The Company has chosen, in accordance with the provisions of SFAS No. 123, to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) for its stock plans. Under APB 25, if the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense. SFAS No. 123 will be adopted for disclosure purposes only and will not impact the Company's financial position, annual operating results, or cash flows.

For transactions with other than employees in which services were performed in exchange for stock, the transactions, if any, are recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever was more readily measurable.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less. The Company periodically maintains cash balances with financial institutions that are in excess of the federally insured limits.

Fair Value of Financial Instruments
-----------------------------------

Cash, accounts payable and accrued liabilities are recorded in the financial statements at cost, which approximates fair value because of the short term maturity of those instruments. The fair value of the Company's capital lease obligations, as described in Note 7, is also the same as the recorded amounts and terms approximate current market conditions. Receivables from related parties are not subject to reasonable fair value estimation due to their unique nature.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statement of Comprehensive Income
---------------------------------

In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company is required to report its comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income, as these amounts are recorded directly as an adjustment to stockholders' equity. A statement of comprehensive income is not presented since the Company had no items of other comprehensive income. Comprehensive income is the same as net income for the period presented herein.

Advertising Costs
-----------------

Advertising costs are expensed as incurred and amounted to $15,817 in 1998.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1998 consists of the following:

Equipment owned under capital leases                               $32,359
Furniture and equipment                                            581,091
Leasehold improvements                                             125.860
                                                                  --------
                                                                   739,310
Less accumulated depreciation                                      335,199
                                                                  --------
Property and equipment, net                                       $404,111
                                                                  ========

Depreciation expense for the year ended December 31, 1998, was approximately $100,873.

NOTE 3 - SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED

Securities owned and securities sold but not yet purchased consist of marketable trading and investment securities at quoted market values. These securities consist of the following:

                                                                Sold But Not
                                              Owned             Yet Purchased
                                             --------           -------------

Corporate stocks                             $801,634              $127,473
Options and warrants                            -                     2,100
                                             --------              --------

                                             $801,634              $129,573
                                             ========              ========

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following at December 31, 1998:

Accounts payable                                                $277,217
Accrued liabilities:
   Payroll and related expenses                                  437,254
   Other                                                          86,923
   Profit sharing                                                 70,504
                                                                --------

   Total                                                        $871,898
                                                                ========


NOTE 5 - LINES OF CREDIT

The Company has two revolving lines of credit with a financial services company. The maximum amount available to the Company under these lines of credit are $30,000 and $155,000, respectively. As of December 31, 1998, the lines of credit had an outstanding balance of $17,223 and $50,341, respectively. Interest is payable at prime plus 1% (9.75% at December 31, 1998).


NOTE 6 - NOTES PAYABLE

The borrowings under notes payable as of December 31, 1998 consists of the following:

Term loan payable to a financial services company in monthly  installments of $590.28
through 2000 plus interest payable monthly at 8.5%.                                                  $10,931

Term loan  payable  to a  financial  services  company  in  monthly  installments  of
$1,908.33 through 2001 plus interest payable monthly at 8.5%.                                         46,837

Term loan payable to an insurance financing company in monthly installments of
$8,707 through 1999 including interest payable monthly at 5.9%.
                                                                                                      34,406

Term loan payable to a financial services company in monthly  installments of $191.79
through  2000  plus  interest  payable  monthly  at  16.3%.   Certain  furniture  and
equipment serves as collateral under this loan.                                                        3,795
                                                                                                     -------

Total long term debt                                                                                  95,969
Less current portion                                                                                  61,246
                                                                                                     -------

   Long term portion                                                                                 $34,723
                                                                                                     =======

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


NOTE 7 - CAPITAL LEASE OBLIGATIONS

The Company acquired certain office equipment under the provisions of various long-term leases and has capitalized the minimum lease payments. The leases vary from three years to five years beginning in 1997 and all leases terminate in 2002. As of December 31, 1998, the leased property has a recorded cost of $32,359 net of accumulated depreciation of $7,027 (see Note 2).

Future minimum lease payments under the capital leases and the net present value of the future minimum lease payments subsequent to December 31, 1998 areas follows:

Future minimum lease payments                                    $37,028
Less amount representing interest                                  9,741
                                                                 -------
Present value of minimum lease payments                           27,287
Less current portion                                               5,718
                                                                 -------

Long-term capital lease obligation                               $21,569
                                                                 =======

Future minimum lease payments are as follows:

         1999                                                     $9,935
         2000                                                      9,935
         2001                                                      9,935
         2002                                                      7,223
                                                                 -------
                                                                 $37,028
                                                                 =======

NOTE 8 - INCOME TAXES

A summary of income taxes for the year ended December 31, 1998 is as follows:

State income taxes
   Current                                                       $ 8,991
   Deferred                                                         (482)
                                                                 -------
                                                                   8,509
                                                                 -------
Federal income taxes
   Current                                                        18,643
   Deferred                                                       (1,443)
                                                                 -------
                                                                  17,200
                                                                 -------
Total                                                            $25,709
                                                                 =======

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


NOTE 8 - INCOME TAXES (Continued)

Components of deferred tax balances as of December 31, 1998 are as follows:

Deferred tax liabilities:
Property, plant and equipment                               $(7,673)
                                                            -------
Deferred tax asset:
Accrued liabilities - payroll                                28,754
Valuation allowance                                         (14,377)
                                                            -------
                                                             14,377
                                                            -------
Net deferred tax asset                                      $ 6,704
                                                            =======

Given the uncertainties surrounding the timing and eventual payment of the accrued payroll, the Company has decided to establish a valuation allowance of fifty percent of the deferred asset. The liabilities have been recorded at the expected amounts payable; however, the timing of the payments may affect the resultant realization of the tax benefits.

The Company has recorded a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets that may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation future taxable income during the periods in which temporary differences and/or carryforward losses become deductible.

NOTE 9 - STOCKHOLDERS' EQUITY

Preferred Stock
---------------

The Company has authorized 5,000,000 shares of $0.01 par value preferred stock. The Company is authorized to provide for the issuance of shares of preferred stock and to establish the number of shares included in each series and to fix the designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions of each such series.

In November 1997, the Company designated 150,000 shares of the preferred stock as Series A Convertible Preferred Stock. The holders of Series A Preferred Stock have no voting rights, rights to convert into common shares, a $10 liquidation preference, and preferential rights to receive quarterly dividends at an annual rate of 10% before dividends can be paid on the common shares. For the year ended December 31, 1998, the Company paid dividends to the Series A Preferred Stockholders in the amount of $108,247. As of December 31, 1998, there are no amounts due to the Series A Preferred Stockholders for dividends in arrears.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------

NOTE 9 - STOCKHOLDERS' EQUITY (Continued)

The Company, at its option may redeem, in whole or in part, the shares of Series A Convertible Preferred Stock outstanding at any time after November 26, 2000, the third anniversary of the date of the initial issuance of the Series A Preferred Stock. The redemption price is set at $11 per share.

Common Stock
------------

The Company has authorized 20,000,000 shares of $0.01 par value common stock. The holders of the common stock are entitled to one vote per share and have non-cumulative voting rights. The holders are also entitled to receive dividends when, as, and if declared by the Board of Directors. Additionally, the holders of the common stock do not have any preemptive right to subscribe for, or purchase, any shares of any class of stock.

Stock Option Plan
-----------------

In 1998, the Company established a stock option plan (the "Plan") and issued stock options to key employees and officers. The Company has authorized and reserved 1,000,000 shares of its common stock for this Plan. At the date of each option grant, the Plan Administrators have the sole discretion to set option terms, including whether the option is an incentive option, the option price per share, and its duration. Outstanding options until fully vested are contingent upon continued service.

During 1998, the Plan Administrators granted 376,000 options that are exercisable for 376,000 share of common stock at a per option exercise price ranging from $3.35 to $3.69.

SFAS No. 123 requires entities that account for awards for stock-based compensation to employees in accordance with APB 25 to present pro forma disclosures of results of operations and earnings per share as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions: a risk-free interest rate of 6%, no dividend yield, no volatility since the Company common stock is not traded on a public exchange and a weighted-average expected life of the option of five years. The fair value of the options was approximately $3.46 at December 31, 1998.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


NOTE 9 - STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan (Continued)
-----------------------------

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessary provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's net income of $36,021 would have been decreased to the pro forma amount of $2,699 for the year ended December 31, 1998.

The pro forma amounts may not be representative of the future effects on reported net income or (loss) and earnings or (loss) per share that will result from the future granting of stock options since future pro forma compensation expense may be allocated over the periods in which options become exercisable and new option awards may be granted each year. The pro forma information for December 31, 1998 is summarized as follows:

Net loss available to common stockholders - as reported            $  (72,226)
                                                                   ==========
Net loss available to common stockholders - pro forma              $ (105,548)
                                                                   ==========
Loss per share basic and diluted - as reported                     $   (0.023)
                                                                   ==========
Loss per share basic and diluted - pro forma                       $   (0.034)
                                                                   ==========

The following table presents the Company's stock option activity for 1998:

                                               Optioned       Weighted-Average
                                                Shares         Exercise Price
                                               --------       ----------------

Options outstanding at January 1, 1998             -              $   -

Issued in 1998                                  376,000              3.46
Forfeited in 1998                                  -                  -
                                                -------           -------

Options outstanding at December 31, 1998        376,000           $  3.46
                                                =======           =======

The options outstanding at December 31, 1998 expire on June 30, 2008. Of the options outstanding at December 31, 1998, none are exercisable until June 30, 1999, at a rate of 20% per year.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


NOTE 10 - COMMITMENTS AND CONTINGENCIES

Lease Commitments
-----------------

Office Facilities
-----------------

The Company leases various office facilities under operating leases. The total rental payments due under the leases are being amortized over the lives of the leases on a straight-line basis in accordance with applicable accounting standards. These leases have expiration dates from 2000 to 2004 with initial lease periods ranging from one year to seven years.

Future minimum rental payments subsequent to December 31, 1998 are as follows:

Year Ending December 31:

1999                                                               $  456,745
2000                                                                  464,261
2001                                                                  461,611
2002                                                                  196,500
2003                                                                  136,782
Thereafter                                                             22,797
                                                                   ----------
Total lease commitments                                            $1,738,696
                                                                   ==========

Total rent expense for office facilities for the year ended December 31, 1998 was approximately $437,634.

Office Equipment and Automobiles
--------------------------------

The Company leases office equipment and automobiles under operating leases. Future minimum rental payments subsequent to December 31, 1998 are as follows:

Year Ending December 31:

1999                                                               $ 60,486
2000                                                                 34,714
2001                                                                 22,807
2002                                                                 24,727
2003                                                                 16,850
                                                                   --------

Total lease commitments                                            $159,584
                                                                   ========

Total rent expense for office equipment and automobiles for the year ended December 31, 1998 was approximately $122,445.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------



NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

Contingencies
-------------

During the year there have been several complaints brought against the Company and/or First Colonial in the due course of business. Currently, there is one case that is before the NASD, with the other matter in various stages of investigation. The Company plans to actively defend these matters and feels confident that there will not be any materially unfavorable outcome.

Additionally, there are two ongoing NASD regulatory inquiries into the trading activities relative to two separate companies and the compliance, supervisory policies and procedures of the company as to their brokers. It is not known at this time what effect, if any, the results of these inquiries may have on the financial statements; however, management feels confident that there will not be any material adverse consequences.

During 1998, First Colonial agreed to a settlement with another member firm in a dispute concerning their former employee and certain business they brought with them to First Colonial. The total settlement was $160,000 and was offset by reimbursement made by the employees, resulting in a net amount of $155,945 charged to operations for the year.

NOTE 11 - CONCENTRATIONS AND CREDIT RISKS

As part of its normal operations, the Company, through First Colonial, will periodically sell securities that it does not currently own and will, therefore, be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to December 31, 1998.

The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Such transactions may expose the Company to significant off-balance-sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. In the event the customer rails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

                      COLONIAL DIRECT FINANCIAL GROUP, INC.
                      -------------------------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             ------------------------------------------------------

                          YEAR ENDED DECEMBER 31, 1998
                          ----------------------------


NOTE 11 - CONCENTRATIONS AND CREDIT RISKS (Continued)

The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company and its clearing broker monitor required margin levels and, pursuant to regulatory guidelines, require the customers to deposit additional collateral or to reduce positions when necessary.

The Company's customer financing and securities settlement activities require the Company to pledge customer securities as collateral in support of various secured financing sources such as bank loans and securities loaned. In the event the counterparty is unable to meet its contractual obligation to return customer securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customers obligations. The Company controls this risk by monitoring the market value of securities pledged and by requiring adjustments of collateral levels in the event of excess market exposure. In addition, the Company establishes credit limits for such activities and monitors compliance.

The Company is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends of the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty.

NOTE 12 - NET CAPITAL REQUIREMENTS

First Colonial is subject to the Securities and Exchange Commission uniform net capital rule (rule 15c3-1), which requires the maintenance of minimal net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. As of December 31, 1998, First Colonial (as a separate entity on an unconsolidated basis) had net capital of $836,680, which was $586,680 in excess of its required net capital of $250,000. First Colonial had a ratio of aggregate indebtedness to net capital of 1.6 to 1, based on an aggregated indebtedness of $1,310,048 as of December 31, 1998.

NOTE 13 - PROFIT SHARING PLAN

The Company has a profit sharing plan covering substantially all of its employees. The profit sharing expense for the year ended December 31, 1998 amounted to $196,606.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


                              --------------------

























         Until _________, 2000__ (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               2,000,000 SHARES OF
                                  COMMON STOCK

                                       AND

                             REDEEMABLE COMMON STOCK
                         WARRANTS TO PURCHASE 2,000,000
                             SHARES OF COMMON STOCK




                                 --------------





                                 COLONIAL DIRECT
                              FINANCIAL GROUP, INC.


                             -----------------------



                                   PROSPECTUS


                             -----------------------



                          WERBEL-ROTH SECURITIES, INC.

                                  _______, 2000

                                     Part II

                     Information Not Required in Prospectus

Item 24.    Indemnification of Directors and Officers

         The Registrant has authority under the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law.

Item 25.    Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock and warrants being registered. All amounts are estimates except the Securities Exchange Commission registration fee and the National Association of Securities Dealers filing fees.


Securities and Exchange Commission registration fee................................... $ 12,514.26
National Association of Securities Dealers filing fee.................................    5,875.00
Nasdaq SmallCap Market listing fee....................................................   10,000.00
Printing and engraving expenses*......................................................   40,000.00
Accounting fees and expenses*.........................................................   35,000.00
Legal fees and expenses*..............................................................   60,000.00
Blue Sky fees and expenses*...........................................................   30,000.00
Transfer Agent's fees and expenses*...................................................    5,000.00
Miscellaneous*........................................................................   21,610.74

            TOTAL..................................................................... $220,000.00

-----------------
* Estimated

         All amounts except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers filing fee and the Nasdaq listing fee are estimated.


Item 26.    Recent Sales of Unregistered Securities

         On December 31, 1997, we completed a private placement of 122,500 shares of our Series A Convertible Preferred Stock at $10.00 per share. Such shares are convertible into 360,204 pre-split shares of our common stock.

         On January 31, 2000, we completed a private placement of 749,620 shares of our common stock, on a pre-split basis, at $5.10 per share.

         In the fourth quarter of 1999 and during the first two quarters of 2000, we completed the following acquisitions for which we issued 444,443 shares of our common stock, on a pre-split basis:

               KWT Consultants, Inc.                        144,444
               Certified Tax Preparation                     66,666
               Kopple & Gottlieb                            166,667
               Solomon, Bardes & Assoc.                      66,666

         On May 23, 2000, we secured $250,000 in bridge financing from a non-related individual. We issued an unsecured 9% Subordinated Promissory Note to the investor. The principal and interest accrued thereon will be paid upon the earlier of (i) the effective date of our initial public offering, or (ii) 18 months from the date of the Subordinated Promissory Note. In addition, we also issued a warrant to the investor, which warrant provides for the right to purchase 56,250 shares of our common stock, on a pre-split basis, at a 25% discount to the initial public offering price of our common stock. The warrant is for a term of three years and may be exercised upon the earlier of either (i) the first anniversary of the completion of our initial public offering, or (ii) January 1, 2002.

         The above transactions were private transactions not involving a public offering and were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The sales of securities were without the use of an underwriter, and the certificates evidencing the shares of common stock bear a restrictive legend permitting the transfer only upon registration of the shares or an exemption under the Securities Act, as amended.

Item 27.    Exhibits And Financial Statement Schedules

A.     Exhibits

Exhibit No. Exhibits
----------- -------------------------------------------------------------------
1.1         Form of Underwriting Agreement (1)
3.1         Certificate of Incorporation
3.2         Amended and Restated Bylaws
4.1         Form of Warrant (1)
4.2         Form of Common Stock Certificate (1)
4.3         Form of Representative's Warrant (1)
5.1         Opinion of Dreier & Baritz LLP (1)
10.1        1998 Stock Option Plan
10.2        Cavion, Inc. Linking and Promotion Agreement
10.3        Kingland Systems, Inc. Master Subscriber Agreement
10.4        Certified Tax Returns USA, Inc. Stock Purchase Agreement
10.5        KWT Consultants, Inc. Stock Exchange Agreement
10.6        Kopple & Gottlieb, LLP Asset Purchase Agreement
10.7        Employment Agreement with Michael Golden
10.8        Employment Agreement with Ben Lichtenberg
10.9        Employment Agreement with Jeffrey Kahn
10.10       Employment Agreement with Lawrence Katz
10.11       Employment Agreement with Rodney Smith
10.12       Employment Agreement with Michael E. Spoll
10.13       Old Lease Agreement for Corporate Headquarters
10.14       New Lease Agreement for Corporate Headquarters
10.15       Agreement with Correspondent Services Corporation
10.16       Underwriters Warrant Agreement (1)
15          Letter regarding Unaudited Interim Financial Information
21          Subsidiaries
23.1        Consent of Dreier & Baritz LLP. (included in Exhibit 5.1)(1)
23.2        Consent of Ahearn, Jasco + Company, P.A.
23.3        Consent of Kopple & Gottlieb, L.L.P.
25.1        Power of Attorney (included on the signature page)
27.1        Financial Data Schedules (Securities Exchange Commission use only)

------------------
(1) to be filed by amendment

Item 28. Undertakings

         The Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) It will file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

                  (4) For determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (5) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this ___ day of June, 2000.



                                      COLONIAL DIRECT FINANCIAL GROUP, INC.

                                      By: /s/ MICHAEL GOLDEN
                                          --------------------------
                                          MICHAEL GOLDEN
                                          Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael Golden and Ben Lichtenberg or any of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



       Signature                                            Title                                        Date
       ---------                                            -----                                        ----
/s/ Michael Golden                          Chairman, Chief Executive Officer and Director          June __, 2000
-----------------------------               (Principal Executive Officer)
Michael Golden

/s/ Ben Lichtenberg                         Vice Chairman, Executive Vice President and             June __, 2000
-----------------------------               Director (Principal Financial and Accounting
Ben Lichtenberg                             Officer)

/s/ Jeffrey Kahn                            President, Colonial Direct Retirements Services,        June __, 2000
-----------------------------               Inc. and Director
Jeffrey Kahn

/s/ Ralph Solomon                           President, Colonial Direct Insurance Services, Inc.     June __, 2000
-----------------------------               and Director
Ralph Solomon

/s/ Rodney Smith                            President and Director                                  June __, 2000
-----------------------------
Rodney Smith

/s/ Michael E. Spoll                        President, KG Business Services, Inc. and Director      June __, 2000
-----------------------------
Michael E. Spoll

/s/ Lewis Maniloff                          Secretary and Director                                  June __, 2000
-----------------------------
Lewis Maniloff

/s/Frederic L. Bor                          Director                                                June __, 2000
-----------------------------
Frederic L. Bor

/s/ Richard G. Seidenberg                   Director                                                June __, 2000
-----------------------------
Richard G. Seidenberg

                 EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------
1.1          Form of Underwriting Agreement
3.1          Certificate of Incorporation
3.2          Amended and Restated Bylaws
5.1          Opinion of Dreier & Baritz LLP
10.1         1998 Stock Option Plan
10.2         Cavion, Inc. Linking and Promotion Agreement
10.3         Kingland Systems, Inc. Master Subscriber Agreement
10.4         Certified Tax Returns USA, Inc. Stock Purchase Agreement
10.5         KWT Consultants, Inc. Stock Exchange Agreement
10.6         Kopple & Gottlieb, LLP Asset Purchase Agreement
10.7         Employment Agreement with Michael Golden
10.8         Employment Agreement with Ben Lichtenberg
10.9         Employment Agreement with Jeffrey Kahn
10.10        Employment Agreement with Lawrence Katz
10.11        Employment Agreement with Rodney Smith
10.12        Employment Agreement with Michael Spoll
10.13        Old Lease Agreement for Corporate Headquarters
10.14        New Lease Agreement for Corporate Headquarters
10.15        Agreement with Correspondent Services Corporation
10.16        Underwriters Warrant Agreement
15           Letter regarding Unaudited Interim Financial Information
21           Subsidiaries
23.1         Consent of Dreier & Baritz LLP. (included in Exhibit 5.1)
23.2         Consent of Ahearn, Jasco + Company, P.A.
23.3         Consent of Kopple & Gottlieb, L.L.P.
25.1         Power of Attorney (included on the signature page)
27.1         Financial Data Schedules (Securities Exchange Commission  use only)